                             S. MAISTER AND OTHERS

                                    - and -

                       MEDIALINK WORLDWIDE INCORPORATED

                       ================================


                          SHARE PURCHASE AGREEMENT
                          ========================


                       ================================






                              WRIGHT SON & PEPPER
                              9, Grays Inn Square
                                    London
                                   WC1R 5JF
                                  Ref: SMA/VF

                                LDE: 35 LONDON
                              Tel: 0171-242 5473
                              Fax: 0171-831 7454

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                                      2

                    E Mail: wsp@graysinnsquare.demon.co.uk

THIS AGREEMENT is made on the 7th day of July 1998

BETWEEN

(1) EACH PARTY LISTED IN SCHEDULE 1 TO THIS AGREEMENT (collectively "the Vendors" and individually "a Vendor")

(2) MEDIALINK WORLDWIDE INCORPORATED (a company incorporated under the laws of the State of Delaware, USA) of 708 3rd Avenue, New York, New York 10017, USA and whose address in England is 37/38 Golden Square, London W1R 3AA ("the Purchaser")

WHEREAS:-

The Vendors have agreed to sell, or procure the sale of, and the Purchaser has agreed to purchase all, but not less than all, the Shares (as defined in this Agreement) in each case on the terms and subject to the conditions of this Agreement.

NOW IT IS AGREED as follows:-

1.         DEFINITIONS AND INTERPRETATION
           ------------------------------

1.1        In this Agreement and the Schedules:-

"Accounts"                                  means the audited financial
                                            statements of the Company,
                                            prepared in accordance with UK
                                            generally accepted accounting
                                            principles and the Companies Acts,
                                            for the accounting reference
                                            period ended on the Accounts Date,
                                            comprising a balance sheet, profit
                                            and loss account, notes, auditors'
                                            and directors' reports;

"Accounts Date"                             means 31 March 1998;

"Additional Consideration"                  means any one of the First
                                            Consideration, the Second
                                            Consideration and the Third
                                            Consideration

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                                      3



"Adjustments"                               means the agreed  adjustments
                                            detailed in Schedule 6 and
                                            determined in accordance with
                                            Clause 4 to be made in calculating
                                            the Net Profits

"Agreed Form"                               means in a form signed by or on
                                            behalf of the parties hereto

"AMG"                                       means Alan Manuel Greenberg

"Bonus Letters"                             means a letter in Agreed
                                            Form to be given by the Purchaser
                                            following Completion to each of 2
                                            employees of the Company, namely
                                            Julian Fisher and David Oakley,
                                            offering a profit related bonus
                                            payment;

"Books and Records"                         has its common law meaning and
                                            includes, without limitation, all
                                            notices, correspondence, orders,
                                            inquiries, drawings, films, plans,
                                            books of account and other
                                            documents and all computer disks
                                            or tapes or other machine legible
                                            programs or other records;

"the Business"                              means the business of television
                                            public relations consultancy and
                                            the production and distribution of
                                            associated video footage and news
                                            releases carried on by the Company
                                            at Completion under the name of
                                            The London Bureau

"Business Day"                              means a day  (other  than a Saturday
                                            or a Sunday) on which banks are
                                            open for business in London;

"Business Information"                      means all  information,  know-how
                                            and records (whether or not
                                            confidential and in whatever form
                                            held) including (without
                                            limitation) all formulas, designs,
                                            specifications, drawings, films
                                            data, manuals and instructions and
                                            all customer lists, sales
                                            information, business plans and
                                            forecasts, and all records of
                                            technical or other expertise and
                                            all computer software and all
                                            accounting and tax records,
                                            correspondence, orders and
                                            inquiries;

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                                      4

"the Business Property"                     means the leasehold property
                                            referred to in Schedule 5;

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                                      5


"Change of Control"                         occurs where any person or group
                                            of persons acting in concert who,
                                            at the date of this Agreement, do
                                            not possess Control over the
                                            Purchaser, gain Control over the
                                            Purchaser

"CGTA 1979"                                 means the Capital Gains Tax Act
                                            1979;

"Companies Act"                             means the Companies Act 1985,  the
                                            Companies Consolidation
                                            (Consequential Provisions) Act
                                            1985, the Companies Act 1989 and
                                            Part V of the Criminal justice Act
                                            1993;

"Company"                                   means Tempest T.V.  Limited basic
                                            information concerning which is
                                            set out in Schedule 2;

"Completion"                                means  completion  of the sale and
                                            purchase of the Shares under this
                                            Agreement;

"Completion Date"                           means the date of this Agreement;

"Consideration Shares"                      means the  shares of common  stock
                                            of the Purchaser having a par
                                            value of $.01 per share;

"Consultancy Agreement"                     means the  consultancy  agreement to
                                            be entered into between the
                                            Purchaser and AGM on Completion in
                                            the Agreed Form;

"Control"                                   shall have the meaning set out in
                                            Section 840 of ICTA

"Deeds of Covenant"                         means the deeds of  covenant  to be
                                            entered into between each of AMG
                                            and SM and the Purchaser on
                                            Completion in the Agreed Form;

"Disclosure Letter"                         means the letter of today's date
                                            written by or on behalf of the
                                            Warrantors to the Purchaser for
                                            the purposes of Clause 11 and
                                            delivered to the Purchaser's
                                            Solicitors before the execution of
                                            this Agreement;

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                                      6


"the Division"                              means the broadcast public
                                            relations business of the
                                            Purchaser carried on from time to
                                            time in Europe, Africa, the Middle
                                            East, Asia and Australasia and
                                            which with effect from Completion
                                            will include the Business and will
                                            be carried on under the name of
                                            Medialink International but
                                            excluding:-

                                            (a)      the Eye Catchers division
                                                     of the Purchaser;

                                            (b)      any investments made by
                                                     the Division or by the
                                                     Purchaser on behalf of
                                                     the Division otherwise
                                                     than in the ordinary
                                                     course of business of the
                                                     Division;

                                            (c)      for the avoidance of
                                                     doubt, any business
                                                     falling within the
                                                     exceptions set out in
                                                     Clause 7.1.7.

"Earn Out Accounts"                         each of the First Earn Out Accounts,
                                            Second Earn Out Accounts and Third
                                            Earn Out Accounts;

"Environment"                               means all, or any, of the
                                            following media namely the air
                                            (including, without limitation,
                                            the air within buildings and the
                                            air within other natural or
                                            man-made structures above or below
                                            ground), water and land and any
                                            living organisms or systems
                                            supported by those media;

"Environmental Laws"                        means all applicable statutes and
                                            subordinate legislation and other
                                            national, federal, state and local
                                            laws, and common laws, guidance
                                            notes or codes of conduct, insofar
                                            as they relate to or apply to
                                            Environmental Matters;

"Environmental Matters"                     means:-

                                            (i) pollution or contamination;

                                            (ii) the disposal, release,
                                            spillage, deposit, escape,
                                            discharge, leak or emission of,
                                            Hazardous Materials or Waste;

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                                      7

                                            (iii) exposure of any person to
                                            Hazardous Materials or Waste;

                                            (iv) all matters relating to the
                                            health and safety of employees;

                                            (v) the creation or existence of
                                            any noise, vibration, common law
                                            or statutory nuisance, or other
                                            adverse impact on the Environment;

                                            (vi) any other matters relating to
                                            the condition, protection,
                                            maintenance, restoration or
                                            replacement of the Environment or
                                            any part of it arising directly or
                                            indirectly out of the
                                            manufacturing, processing,
                                            treatment, keeping, handling, use
                                            (including as a building
                                            material), possession, supply,
                                            receipt, sale, purchase, import,
                                            export, transportation or presence
                                            of Hazardous Materials or Waste;

"Environmental Permits"                     means any permit, licence, consent
                                            or authorisation required by
                                            Environmental Laws in relation to
                                            either the carrying on of the
                                            business of the Company or in
                                            relation to the Business
                                            Properties;

"Escrow Account"                            means the interest bearing account
                                            which may be established pursuant
                                            to Clause 8.1.2 in the joint names
                                            of the Purchaser's Solicitors and
                                            the Vendors' Solicitors to be
                                            operated in accordance with the
                                            terms of an escrow letter between
                                            the parties and their respective
                                            solicitors in the Agreed Form;

"First Additional Consideration"            means the Additional Consideration
                                            for the sale of Shares relating to
                                            the First Year calculated (subject
                                            to Clause 3.7) in accordance with
                                            Clause 3.3

"First Earn Out Accounts"                   means the accounts  of the
                                            Division to be prepared in
                                            accordance with Clause 4 in
                                            respect of the First Year

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                                      8


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                                      9


"First Year"                                means the period of 12 months
                                            commencing on 1st August 1998;

"Hazardous Materials"                       means anything which alone or in
                                            combination with other things is
                                            capable of causing harm or damage
                                            to property or to man or any other
                                            organism supported by the
                                            Environment including, without
                                            limitation, hazardous substances,
                                            pollutants, contaminants,
                                            petroleum, petroleum products and
                                            radioactive materials;

"ICTA 1988"                                 means the Income and Corporation
                                            Taxes Act 1988;

"Information Technology"                    means  all  hardware (including
                                            processors, disks and
                                            peripherals), software and other
                                            telecommunications equipment used
                                            in the business of the Company;

"the Initial Consideration"                 means the initial  consideration
                                            for the sale of the Shares stated
                                            in Clause 3.2;

"Intellectual Property"                     means patents,  trade marks and
                                            service  marks, rights in designs,
                                            trade or business names,
                                            copyrights and topography rights
                                            (whether or not any of these is
                                            registered and including
                                            applications for registration of
                                            any such thing) and all rights or
                                            forms of protection of a similar
                                            nature or having equivalent or
                                            similar effect to any of these
                                            which may subsist anywhere in the
                                            world;

"Issue Price"                               the average of the last bid prices
                                            of a Consideration Share as
                                            reported on the NASDAQ National
                                            Market for the 10 trading days
                                            immediately prior to:-

                                            (a)        the announcement by the
                                                       Purchaser of Completion
                                                       in the case of the
                                                       Consideration Shares to
                                                       be issued on
                                                       Completion;

                                            (b)        1 August 1999 in the
                                                       case of the
                                                       Consideration Shares to
                                                       be issued in partial
                                                       satisfaction of the
                                                       First

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                                      10

                                                       Additional Consideration;

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                                      11


                                            (c)      1 August 2000 in the case
                                                     of the Consideration
                                                     Shares to be issued in
                                                     partial satisfaction of
                                                     the Second Additional
                                                     Consideration;

                                            (d)      1 August 2001 in the case
                                                     of the Consideration
                                                     Shares to be issued in
                                                     partial satisfaction of
                                                     the Third Additional
                                                     Consideration;

"Liability"                                 means any liability, fine, cost,
                                            expense, damages or loss;

"Loan Notes"                                means the Loan Notes of the
                                            Purchaser in Agreed Form to be
                                            issued to the Vendors in partial
                                            satisfaction of the Additional
                                            Consideration;

"NASDAQ"                                    means the National Association of
                                            Securities Dealers Automated
                                            Quotation System;

"Net Profits"                               means the profits of the Division
                                            calculated by reference to the
                                            Earn Out Accounts:-

                                            (a)        after taking account of
                                                       the Revenue;

                                            (b)        after deducting
                                                       reasonable and properly
                                                       incurred overhead costs
                                                       of the Division
                                                       including all expenses
                                                       of working and
                                                       management (including
                                                       consultancy fees
                                                       payable to AMG);

                                            (c)        after deducting a
                                                       charge for depreciation
                                                       of the assets of the
                                                       Division consistent
                                                       with the accounting
                                                       principles as applied
                                                       in the Purchaser's
                                                       Annual Report on Form
                                                       10-K filed with the
                                                       SEC;

                                            (d)        after adding back the
                                                       Adjustments;

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                                      12


                                            (e)        before any provision is
                                                       made for any dividend
                                                       on any share of any
                                                       class in the capital of
                                                       any member of the
                                                       Purchaser's Group or
                                                       for any other
                                                       distribution or for the
                                                       transfer of any sum to
                                                       any reserve of
                                                       whatsoever nature;

                                            (f)        before debiting or
                                                       crediting extraordinary
                                                       and exceptional items
                                                       in accordance with U.S.
                                                       Generally Accepted
                                                       Accounting Principles

                                            (g)        before deducting any
                                                       corporation tax,
                                                       advance corporation tax
                                                       or any other tax levied
                                                       upon or measured by
                                                       reference to profits or
                                                       gains on the profits
                                                       earned and gains
                                                       realised by any member
                                                       of the Purchaser's
                                                       Group;

                                            (h)        after adding back:-

                                                     (i)      any management
                                                              or other similar
                                                              charges in
                                                              excess of $1,000
                                                              (or such other
                                                              amount as may be
                                                              agreed in
                                                              writing between
                                                              the Purchaser
                                                              and SM) per
                                                              month paid by
                                                              the Division to
                                                              any member of
                                                              the Purchaser's
                                                              Group;

                                                     (ii)     any fees (as
                                                              distinct from
                                                              salaries) paid
                                                              to any of the
                                                              directors of the
                                                              Purchaser's
                                                              Group following
                                                              Completion
                                                              appointed by the
                                                              Purchaser; and

                                                     (iii)    any interest
                                                              payments or
                                                              charges
                                                              (including any
                                                              interest on
                                                              monies made
                                                              available for
                                                              working capital
                                                              by any member of
                                                              the Purchaser's
                                                              Group to the
                                                              Division);

                                            (i)        without taking into
                                                       account interest
                                                       receivable;

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                                      13

                                            (j)        before deducting or
                                                       adding back, as the
                                                       case may be, capital
                                                       losses of a
                                                       non-recurring nature;

                                            (k)        without taking into
                                                       account profits of a
                                                       capital nature arising
                                                       on a disposal of fixed
                                                       assets, investments, or
                                                       any other assets of the
                                                       Division;

                                            (l)        after adding back the
                                                       cost of purchasing or
                                                       taking on a lease or
                                                       tenancy of or otherwise
                                                       acquiring any fixed
                                                       assets and any real or
                                                       leasehold property at
                                                       any time after
                                                       Completion other than
                                                       in the ordinary course
                                                       of business of the
                                                       Division;

                                            (m)        after adding back the
                                                       additional salary costs
                                                       of any employees of the
                                                       Purchaser's Group or
                                                       secondees or
                                                       consultants to the
                                                       Purchaser's Group
                                                       employed or engaged by
                                                       the Division at any
                                                       time after Completion
                                                       otherwise than in the
                                                       ordinary course of
                                                       business of the
                                                       Division;

                                            (n)        after adding back the
                                                       cost of guarantees or
                                                       other securities given
                                                       by the Division in
                                                       respect of borrowings
                                                       made by other members
                                                       of the Purchaser's
                                                       Group;

                                            (o)        after adding back the
                                                       effect (if any) of:-

                                                       (i) the actions
                                                           undertaken by any
                                                           member of the
                                                           Purchaser's Group in
                                                           contravention of
                                                           Clause 7;

                                                       (ii) the payment of the
                                                            dividend first
                                                            referred to in
                                                            Clause 9.12;

                                                      (iii) any material
                                                            adverse change in
                                                            the type of
                                                            businesses carried
                                                            on by the Division

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                                      14


                                                            immediately
                                                            following Completion
                                                            , effected by the
                                                            Purchaser without
                                                            the consent of SM;

                                                      (iv)  any sale, transfer
                                                            or other disposition
                                                            of (other than in
                                                            the ordinary course
                                                            of business) any
                                                            part only (as
                                                            distinct from the
                                                            whole) of the
                                                            undertaking,
                                                            property or assets
                                                            of the Division
                                                            which has a market
                                                            value in excess of
                                                            25,000 pounds;

                                                     (v)    any transaction
                                                            entered into by the
                                                            Division otherwise
                                                            than in the ordinary
                                                            course of business
                                                            or otherwise than on
                                                            arm's length terms
                                                            without the consent
                                                            of SM;

                                        (p)       without taking into account:-

                                                     (i)    the  payments  due
                                                            to the Vendors under
                                                            this Agreement and
                                                            due under the Deeds
                                                            of Covenant;

                                                     (ii)   any  payments which
                                                            may become due under
                                                            the Bonus Letters;

                                        (q)       after adding back any amount
                                                  by which goodwill of the
                                                  Division is amortised;

                                        (r)       after adding to the amounts
                                                  due to the Division from the
                                                  Purchaser in respect of
                                                  services provided by the
                                                  Division to customers of the
                                                  Purchaser such amount as may
                                                  be found to be added pursuant
                                                  to the provisions of Clause
                                                  7.2;

                                        (s)       without taking account of the
                                                  cost of or any profits of or
                                                  earned from or the proceeds of
                                                  sale of any investments made
                                                  or businesses or companies

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                                       15


                                                  acquired by the Purchaser and
                                                  added to the Division or any
                                                  joint ventures or partnerships
                                                  entered into by the Purchaser
                                                  and added to the Division
                                                  unless otherwise agreed in
                                                  writing between the Purchaser
                                                  and the Vendors'
                                                  Representative;

"Planning Acts"                             as defined in Section 336 of the
                                            Town and Country Planning Act 1990

"Proceeding"                                means  any  proceeding,  suit  or
                                            action arising out of or in
                                            connection with this Agreement;

"Property" or "Properties"                  means leasehold or other immovable
                                            property in any part of the world;

"Purchaser's Disclosure Letter"             means the letter of today's date
                                            written by or on behalf of the
                                            Purchaser for the purposes of Clause
                                            13.2 and delivered to the Vendors'
                                            Solicitors before the execution of
                                            this Agreement;

"Purchaser's Group"                         means the Purchaser, its
                                            subsidiaries and subsidiary
                                            undertakings, any holding company
                                            of the Purchaser and all other
                                            subsidiaries of any such holding
                                            company from time to time;

"Purchaser's Solicitors"                    means Wright Son & Pepper of 9 Grays
                                            Inn Square, London WC1R 5JF;

"Purchaser's Warranties"                    means the  Warranties given by the
                                            Purchaser to the Vendors pursuant to
                                            Clause 12

"Required for the Business"                 has the meaning given in Clause 14;

"Revenue"                                   all amounts chargeable to clients
                                            in respect of services provided by
                                            the Division (including those
                                            relating to services provided by
                                            the Division to other divisions,
                                            branches or affiliates of the
                                            Purchaser or any member
                                            of the Purchaser's Group but
                                            excluding, for the avoidance of
                                            any doubt, any amounts charged by
                                            the Division for sales of
                                            MediaTrax to any person, firm,
                                            company or organisation who or
                                            which is not a client of the
                                            Division);

"RTPA 1976"                                 means the Restrictive Trade
                                            Practices Act 1976;

"SEC"                                       means the United States Securities
                                            and Exchange Commission;

"Second Additional"                         means the Additional Consideration
                                            for the sale of Consideration"
                                            Shares relating to the Second Year
                                            calculated (subject to Clause 3.7)
                                            in accordance with Clause 3.4;

"Second Earn Out Accounts"                  means the  accounts  of the
                                            Division to be prepared in
                                            accordance with Clause 4 in respect
                                            of the Second Year

"Second Year"                               means the period of 12 months
                                            commencing on 1st August 1999;

"Service Agreement"                         means the service agreement to
                                            be entered into between the
                                            Purchaser and SM on Completion in
                                            the Agreed Form;

"Shares"                                    means all the issued shares in the
                                            capital of the Company;

"Share Purchase Documents"                  has the meaning given to it in
                                            Clause 22;

"SM"                                        Stuart Maister;

"Tax" or "Taxation"                         shall have the meaning ascribed
                                            thereto in the Tax Covenant;

"Tax Covenant"                              means the deed of tax covenant to be
                                            entered into between the Warrantors
                                            and the Purchaser on Completion in
                                            the Agreed Form;

"Tax Warranties"                            means the Warranties set out in
                                            paragraphs 32 to 46 (inclusive) of
                                            Schedule 3;

"TCGA 1992"                                 means the Taxation of Chargeable
                                            Gains Act 1992;

"Third Additional Consideration"            means the Additional Consideration
                                            for the sale of Shares relating to
                                            the Third Year calculated in
                                            accordance with Clause 3.5

"Third Earn Out Accounts"                   means the accounts of the Division
                                            to be prepared in accordance with
                                            Clause 4 in respect of the Third
                                            Year;

"Third Year"                                means the period of 12 months
                                            commencing on 1st August 2000;

"VATA 1994"                                 means the Value Added Tax Act 1994;

"the Vendors"                               shall include the Warrantors;

"Vendors' Representative"                   means SM;

"Vendors' Solicitors"                       means Olswang of 90 Long Acre,
                                            London WC2G 9TT;

"Warranties"                                means the warranties set out in
                                            Schedule 3 given by the Warrantors
                                            and "Warranty" shall be construed
                                            accordingly;

"Warrantors"                                means Stuart Maister, Julie Maister,
                                            Alan Greenberg and Janie Greenberg;

"Warranty Escrow Agent"                     means the Purchaser's Solicitors

"Waste" means any waste including anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value;

"Working Hours"                             means 9.30 a.m. to 5.30 p.m. on a
                                            Business Day; and

"Works"                                     means the carrying out of:

                                            (i) inspection, investigation,
                                            sampling and monitoring works; and

                                            (ii) any works (including the
                                            installation, operation, repair or
                                            replacement of plant or equipment)
                                            in order to remove, remediate or
                                            contain any Environmental Matter
                                            or in order to prevent an
                                            Environmental Matter from arising.

"Year"                                      means  any one of the First Year,
                                            the Second Year and the Third Year;

1.2        In this Agreement, unless otherwise specified:-

           1.2.1 references to Clauses, paragraphs and Schedules are to clauses, paragraphs of, and Schedules to, this Agreement;

           1.2.2 a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

           1.2.3 references to "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

           1.2.4 references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

           1.2.5 the word "subsidiary" shall have the same meaning in this Agreement as its definition in the Companies Act 1985;

           1.2.6 references to "indemnify" and "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

           1.2.7 the expressions "accounting reference date", "accounting reference period", allotment", "body corporate", "current assets", "debentures", "holding company", "paid up", "profit and loss account" "subsidiary", "subsidiary undertaking" and "wholly-owned subsidiary" shall have the meanings given in the Companies Acts;

           1.2.8 a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 ICTA 1988;

           1.2.9 references to writing shall include any modes of reproducing words in a legible and non-transitory form;

           1.2.10 headings to Clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

           1.2.11 the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

           1.2.12 references to any English legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

           1.2.13     (a) the rule known as the ejusdem generis rule shall not
                          apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

           1.2.14     (b) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

           1.2.15 references to "so far as the Vendors are aware" shall be construed so as to mean after having made due and careful enquiry of each director of the

                      Company.

2.         SALE AND PURCHASE
           -----------------

2.1 Each of the Vendors shall, with full title guarantee, sell or procure the sale of and the Purchaser shall purchase the Shares set opposite that Vendor's name in Schedule 1 with all rights attached or accruing to them at the date of this Agreement (save for any rights in respect of any dividend declared by reference to any period ending prior to or on Completion). The Shares shall be free from all charges and encumbrances and from all other rights exercisable by or claims by third parties.

2.2 The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after the date of this Agreement.

2.3 Each of the Vendors hereby waives all rights of pre-emption over any of the Shares conferred upon him by the articles of association of the Company or in any other way.

3.         CONSIDERATION
           -------------


3.1 Subject to Clause 3.7 the consideration for the Shares shall be the aggregate (for the avoidance of doubt not exceeding three million seven hundred and ninety nine thousand five hundred and seventy five (pounds 3,799,575)) of the Initial Consideration, the First Additional Consideration, the Second Additional Consideration and the Third Additional Consideration.

3.2 The Initial Consideration shall be the sum of one million (pounds 1,000,000) and comprising:-

           3.2.1 the sum of six hundred and twenty thousand (pounds 620,000) payable in cash on Completion and

           3.2.2 the allotment on Completion of such number (which shall be rounded up to the nearest whole share thus excluding fractions) of Consideration Shares credited as fully paid as shall at the sterling equivalent of the relevant Issue Price has the value nearest to but not less than three hundred and eighty thousand (pounds 380,000) ("Initial Consideration Shares").

3.3 Subject to Clause 3.7 the First Additional Consideration shall be a sum of up to six hundred and ninety three thousand seven hundred (pounds 693,700) and calculated as shown in Column B below:-

             A                                                         B
             =                                                         =

                                             ROW 1                     ROW 2

           First Year                    a x 550,000       +        b x 150,000
                                         -----------                ------------
                                           675,000                   4,620,000

           and so that if such calculation produces an amount in excess of six hundred and ninety three thousand seven hundred (pounds 693,700) the First Additional Consideration shall nevertheless not exceed six hundred and ninety three thousand seven hundred (pounds 693,700).

3.4 Subject to Clause 3.7 the Second Additional Consideration shall be a sum of up to nine hundred and forty one thousand four hundred and fifty (pounds 941,450) and calculated as shown in Column B below:-

             A                                                         B
             =                                                         =

                                              ROW 1                     ROW 2

           Second Year                   a x 700,000        +       b x 250,000
                                         -----------                ------------
                                           1,077,000                 6,300,000

           and so that if such calculation produces an amount in excess of nine hundred and forty one thousand four hundred and fifty (pounds 941,450) the Second Additional Consideration shall nevertheless not exceed nine hundred and forty one thousand four hundred and fifty (pounds 941,450).

3.5 Subject to Clause 3.7 the Third Additional Consideration shall be a sum of up to one million one hundred and sixty four thousand four hundred and twenty five (pounds 1,164,425) and calculated as shown in Column B below:-

             A                                                         B
             =                                                         =

                                            ROW 1                     ROW 2

           Third Year                   a x 800,000       +         b x 375,000
                                        -----------                 -----------

                                           1,815,000                 8,375,000

                  and so that if such calculation produces an amount in excess of one million one hundred and sixty four thousand four hundred and twenty five (pounds 1,164,425) the Third Additional Consideration shall nevertheless not exceed one million one hundred and sixty four thousand four hundred and twenty five (pounds 1,164,425).

3.6        For the purposes of each of Clause 3.3, Clause 3.4 and Clause 3.5:-

           "a" means the Net Profits for the Year in question or zero whichever shall be the greater;

           "b" means the Revenue (net of VAT) during the Year in question.

           Provided that the denominator of the fraction in Row 1 in Clauses 3.3, 3.4 and 3.5 ("Profit Target") shall be adjusted, as follows:-

           The Profit Target for each Year shall be reduced by 1 3/4 % for each complete 3 month period after 31st December 1998 that the service known as "MediaTrax" is not available to be provided by the Division to its clients (and so that for example if MediaTrax is not available throughout the period from 1st January 1999 to 30th June 1999 the Profit Target for the First Year shall be reduced from 75,000 pounds to 651,375 pounds and if it is not available throughout the whole of the Second Year the Profit Target for the Second Year shall be reduced from 1,077,000 pounds to 1,001,610
           pounds and if it       is not available throughout the whole of
           the Third Year the Profit Target for the Third Year shall be reduced from 1,815,000 pounds to 1,687,950 pounds).

3.7 The amount of each of the First Additional Consideration, the Second Additional Consideration and the Third Additional Consideration shall be reduced by the amount or amounts which is or are paid pursuant to the Bonus Letters.

3.8 The Additional Consideration payable in respect of each Year shall be satisfied as to 60% thereof by the issue of Loan Notes (the aggregate nominal amount of which shall be equal to 60% of the amount of Additional Consideration payable) and as to 40% thereof by the issue of Consideration Shares (rounded up to the nearest whole share, thus excluding fractions) and shall be payable to the Vendors in the proportions set out in Column 6 of Schedule 1.

3.9.1 For the purposes of determining the sterling equivalent of the Issue Price of the Consideration Shares to be issued on Completion pursuant to Clause 3.2.2 there shall be taken the sterling spot exchange rate as derived from the WM Reuters closing spot rate tables for the Business Day immediately prior to Completion.

3.9.2 For the purposes of determining the sterling equivalent of the Issue Price of the Consideration Shares and the aggregate nominal amount of the Loan Notes to be issued pursuant to Clause 3.3, Clause 3.4 and Clause 3.5 there shall be taken the sterling spot exchange rate as derived from the WM Reuters closing spot rate tables for the Business Day immediately prior to the date when the Additional Consideration in question is agreed or determined in accordance with Clause 4.

3.10 The Consideration Shares and the Loan Notes to be issued in respect of the First Additional Consideration, the Second Additional Consideration and the Third Additional Consideration shall be issued as soon as practicable after the presentation by the Purchaser to the Vendor's Representative of the Earn Out Accounts and the draft calculations in accordance with Clause 4 in the proportions set out in Clause 3.8 of the amount so determined by the Purchaser of the First Additional Consideration, the Second Additional Consideration and the Third Additional Consideration (as the case may be).

3.11.1 If upon the agreement by the parties or determination by the Expert of the First Additional Consideration, the Second Additional Consideration and the Third Additional Consideration (as the case may be) in accordance with Clause 4 the amount so agreed and determined is greater than the Purchaser's initial calculation presented to the Vendors' Representative in accordance with Clause
           4.1 (the amount of difference being the "Excess") the Purchaser shall issue Consideration Shares and Loan Notes to the Vendors in the proportions set out in Clause 3.8 in respect of the Excess as soon as practicable after such agreement or determination which when added to the Consideration Shares and Loan Notes issued to the Vendors shall comprise the First Additional Consideration, the Second Additional Consideration or Third Additional Consideration (as the case may be).

3.11.2 If upon the agreement by the parties or determination by the Expert of the First Additional Consideration the Second Additional Consideration and the Third Additional Consideration (as the case may be) in accordance with Clause 4 the amount so agreed or determined is less than the Purchaser's initial calculation presented to the Vendors' representative in accordance with Clause
           4.1 (the amount of the difference being the "Shortfall") the Vendors shall return to the Purchaser for cancellation in the proportions set out in Clause 3.8 such number of Consideration Shares and Loan Notes as shall equal the Shortfall and the balance of the Consideration Shares and Loan Notes after deduction of the amount which shall equal the Shortfall shall comprise the First Additional Consideration, the Second Additional Consideration or the Third Additional Consideration (as the case may be).

4. EARN OUT ACCOUNTS AND PROCEDURE WITH RESPECT TO THE ASCERTAINMENT AND DETERMINATION OF THE ADDITIONAL CONSIDERATION

4.1 The Purchaser shall (within 60 days following the expiry of the First Year) prepare a profit and loss account of the Division for the First Year and a balance sheet of the Division as at 31st July 1999 and shall calculate the first draft of the Adjustments, Net Profits for the First Year, Revenue for the First Year and the First Additional Consideration

4.2 Except as provided in this Agreement, the profit and loss account and balance sheet shall be prepared on a basis consistent with the accounts of the Purchaser consistent with the accounting policies and practices as applied in the Purchaser's Annual Report on Form 10-K filed with the SEC.

4.3 Unless the Vendors' Representative notifies the Purchaser in writing within 30 Business Days that he does not accept such drafts the Vendors shall be deemed to have accepted such drafts and the draft statement of the Net Profits shall be the Net Profits the draft calculation of the Revenue shall be the Revenue and the draft calculation of the First Additional Consideration shall be the First Additional Consideration and the draft accounts shall be the First Earn Out Accounts.

4.4 If within the period of 30 Business Days referred to in Clause 4.3 the Vendors' Representative shall notify the Purchaser in writing that he does not accept the said drafts the Purchaser and the Vendors' Representative will use their best endeavours, negotiating in good faith, to reach agreement upon the said drafts to meet the objections of the Vendors.

4.5 When the Vendors' Representative accepts or is deemed to have accepted the said drafts then they shall be final and binding on the parties.

4.6 In the event that the Vendors' Representative and the Purchaser are unable to reach agreement within a period of 15 Business Days after the giving of any notice by the Vendor's Representative under Clause 4.4 the Purchaser or the Vendors' Representative may refer the dispute to an independent chartered accountant ("the Expert") appointed by agreement between them or (in default of such agreement) to be selected (at the instance of either of them) by the President for the time being of the Institute of Chartered Accountants in England and Wales.

4.7        In any reference to the Expert in accordance with Clause 4.6:-

           4.7.1  the Expert shall act as an expert and not as an arbitrator;

           4.7.2 the decision of the Expert shall in the absence of fraud or manifest error be final and binding on the Purchaser and the Vendors and not be capable of being appealed against by either of the parties;

           4.7.3 the costs of the Expert shall be paid by the Vendors if the amount determined by the Expert in respect of the First Additional Consideration is within 5% of the Purchaser's draft calculation thereof, otherwise the cost of the Expert shall be paid by the Purchaser;

           4.7.4 the Vendors' Representative and the Purchaser shall respectively provide or procure the provision to the Expert of all such information as the Expert shall reasonable require;

           4.7.5 in giving his decision the Expert shall state what adjustments (if any) are to be made to the said drafts.

4.8 The provisions of Clause 4.1 to Clause 4.7 (inclusive) shall apply mutatis mutandis in the case of the ascertainment and determination of the Net Profits and Revenue for the Second Year and for the Third Year and the Second Additional Consideration and the Third Additional Consideration and the Second Earn Out Accounts and the Third Earn Out Accounts and as if in Clause 4.1 in the case of the Second Year "31st July 2000" shall be substituted for "31st July 1999" and "Second Year" shall be substituted for "First Year" and in the case of the Third Year "31st July 2001" shall be substituted for

           "31st July 1999" and "Third Year" shall be substituted for "First Year".

4.9 Each of the Vendors hereby irrevocably authorises the Vendors' Representative (or in the event of his death such other of the Vendors as they shall nominate and notify in writing to the Purchaser) to act on his behalf in connection with the ascertainment and determination of the Additional Consideration in accordance with the provisions of this Clause 4.

4.10 The Purchaser shall procure that the Vendor's Representative is given all assistance and access to all additional information he may reasonably require to enable him to make his decision.

4.11       The provisions of Schedule 7 shall apply to this Clause.

5.         CONSIDERATION SHARES
           --------------------

5.1 The Purchaser shall be under no obligation to any of the Vendors to register any of the Consideration Shares with the SEC save as expressly provided in this Agreement.

5.2 The Purchaser warrants that it shall maintain sufficient authorised but unissued share capital and obtain all necessary authorities and powers and take all requisite action to enable the Consideration Shares to be issued.

5.3 The holders of Consideration Shares issued on Completion shall be entitled to receive any dividend declared or paid to shareholders of the Purchaser as of any "record date" therefor after Completion and in respect of the holders of Consideration Shares to be issued pursuant to Clause 3.3, Clause 3.4 and Clause 3.5 respectively shall be entitled to receive any dividend declared or paid to Shareholders of the Purchaser as of any "record date" therefor after the first anniversary, the second anniversary and the third anniversary of Completion respectively. The Consideration Shares shall be issued fully paid and non-assessable, and free from any option, charge, lien, equity, encumbrance, rights of pre-emption or any other third party right save as expressly provided in this Agreement.

5.4 The Purchaser shall comply with the requirements of NASDAQ with regard to the Consideration Shares.

6.         RESTRICTIONS ON THE DISPOSAL OF CONSIDERATION SHARES
           ----------------------------------------------------

6.1 Each Vendor undertakes to the Purchaser that he shall not for a period of one year after the date when they are issued to him sell, charge, pledge, transfer or otherwise dispose of any interest in the Consideration Shares ("Sell") except to the extent permitted by Rule 144 under the US Securities Act of 1933 (as amended).

6.2 Without prejudice to the provisions of Clause 6.1 SM undertakes to the Purchaser that he shall not for a period of two years after the respective dates when they are issued to him Sell his Consideration Shares PROVIDED THAT:-

           6.2.1 after 12 months from the respective dates of issue he shall be entitled to Sell up to 20% of the original number of them;

           6.2.2 after 18 months from the respective dates of issue he shall be entitled to Sell up to a further 20% of the original number of them.

6.3 Nothing in Clause 6.1 or Clause 6.2 shall prevent a Vendor from being entitled to Sell his Consideration Shares in acceptance of a general offer for the issued share capital of the Purchaser.

6.4        The restrictions contained in Clause 6.2 shall not apply:-

           6.4.1 to any transfer to or by the personal representatives of SM if he shall die before the relevant date;

           6.4.2 to the disposal by SM of such number of Consideration Shares as is necessary to raise the money to satisfy any liabilities under the Warranties or Tax Deed;

           6.4.3 to the disposal by SM in circumstances where he has ceased to be an employee of the Purchaser by reason of ill-health, permanent incapacity, redundancy, unfair dismissal or wrongful dismissal.

6.5.1 The Purchaser shall procure that upon the termination of any of the restrictions on the disposal of the Consideration Shares contained in Rule 144 under the US Securities Act of 1933 (as amended) the Purchaser's transfer agent shall remove at the cost of the Purchaser any statement of such restrictions endorsed on the relevant certificate for such Consideration Shares upon presentation of such certificate by the Vendors to the transfer agent and re-issue the certificate accordingly.

[6.5.2            The following provisions of this Clause 6.5 will take effect in the event that either:

           6.5.2.1 the US attorneys of the Purchaser do not give an unqualified legal opinion to any of the Vendors acceptable to the transfer agent of the Purchaser or a transferee of the Consideration Shares within 3 Business Days of the request and at the cost of the Purchaser that such Vendor is not regarded as an affiliate of the Purchaser for the purposes of Rule 144 under the US Securities Act 1933 (as amended) but not otherwise; or

           6.5.2.2 any of the Vendors are the subject of restrictions in their ability to dispose of Consideration Shares which they would not have been subject had the consideration shares been registered with the SEC.

6.5.3 The Vendors shall be entitled to require the Purchaser at its cost to procure the registration with the SEC of such number of their respective Consideration Shares as shall be capable of registration ("the demand right") subject to the Vendor or Vendors exercising the demand right entering into a standard registration rights agreement.

6.5.4 The demand right shall not be exercised on more than six occasions and may not be exercised more than once per year. A demand right may be exercised only during each of the following years:

                  1 August 1999 - 1 August 2000 (year one)
                  1 August 2000 - 1 August 2001 (year two)
                  1 August 2001 - 1 August 2001 (year three)
                  1 August 2002 - 1 August 2003 (year four)
                  1 August 2003 - 1 August 2004 (year five)
                  1 August 2004 - 1 August 2005 (year six)

6.5.5 In each of year one, year two, year three and year four the demand right shall be exercised by Vendors holding not less than 25% of the Consideration Shares issued upon the previous occasion when Additional Consideration shall have been paid.

6.5.6 In year five and year six the demand right may be exercised by SM in respect of those Consideration Shares issued to him which are free from the restrictions contained in Clause 6.2.

7.         PROTECTION OF THE ADDITIONAL CONSIDERATION
           ------------------------------------------

7.1 The Purchaser undertakes with the Vendors that until 31st July 2001 it shall and shall procure that the Company and each member of the Purchaser's Group shall not (except with the prior written consent of SM not to be unreasonably withheld):-

           7.1.1 sell or transfer or otherwise dispose of the Division provided that the consent of SM shall not be required in the event that there is a Change of Control in the Purchaser and in the event of a Change in Control of the Purchaser if the Purchaser shall subsequently during such period as aforesaid receive any offer for the sale, transfer or other disposition of the Division it shall not accept such offer without first procuring that the offer or enters into a deed of adherence agreeing to be bound by the obligations on the part of the Purchaser contained in this Agreement in place of the Purchaser to the extent that such obligations remain to be performed or observed and also without procuring that the offer or offers to the Vendors in respect of outstanding Additional Consideration shares or stock or other form of equity security reasonably acceptable to the Vendors, or, in the absence of agreement with the Vendors, loan notes in substantially similar form as the Loan Notes (including in relation to security);

           7.1.2 procure any resolution to be proposed for the purpose of voluntary winding-up or otherwise causing the Company or any member of the Purchaser's Group to cease to trade;

           7.1.3 procure the Company and any member of the Purchaser's Group to be struck off the register under the Companies Act 1985;

           7.1.4 conduct the business of the Division except in accordance with all applicable laws and regulations;

           7.1.5 enter into any transaction otherwise than in the ordinary course of business or otherwise than on arm's length terms;

           and the Purchaser shall and shall procure that the Company and each member of the Purchaser's Group shall:-

           7.1.6 manage and operate the Division with a view to maximising its profits;

           7.1.7 cause that all broadcast public relation business and the television consultancy business of the Purchaser and each member of the Purchaser's Group outside North America, South America and the Caribbean shall be carried out by the Division except where the client of the Purchaser or of any other member of the Purchaser's Group (acting reasonably) specifically requests otherwise or where the Purchaser with the prior written consent of SM (not to be unreasonably withheld) determines that the interests of the client will be best served if the services the client requires are provided by the Purchaser or another member of the Purchaser's Group;

           7.1.8 cause that all services provided by the Division as sub-contractor to the Purchaser shall be provided at such rate as may be reasonable in the context of the main contract and the value to the Purchaser of the custom of the client.

7.2.1 The Purchaser undertakes with the Vendors that during the period of 12 months immediately following Completion the Purchaser shall review the basis upon which the Division provides its services to the Purchaser or other members of the Purchaser's Group and the amount of the discount from the Division's normal rates allowed to the Purchaser or other members of the Purchaser's Group with a view to considering whether to adjust the rate of discount.

7.2.2 If consequent upon such review the Purchaser shall determine that the amount of such discount shall be less than the discount in effect from time to time ("the Current Rate") then for the purpose of determining the Net Profit and the Revenue there shall be added to the amount paid and/or due to the Division from the Purchaser and/or any member of the Purchaser's Group in respect of services provided by the Division prior to the determination of the reduced rate of discount ("the Reduced Rate") the effect of the difference between the Current Rate and the Reduced Rate.

7.2.3 If the Purchaser shall not carry out such review within the period referred to in Clause 7.2.1 or if the review is not carried out in accordance with that Clause then for the purpose of determining the Net Profits and the Revenue there shall be added 12.5% to the amount due and/or paid to the Division from or by the Purchaser and/or any member of the Purchaser's Group in respect of services provided by the Division to the Purchaser until such time as the Purchaser shall carry out such review whereupon the discount to be applied to services provided by the Division to the Purchaser and/or any member of the Purchaser's Group shall be at the Reduced Rate until the end of the Third Year.

7.3 Nothing in Clause 7.1 shall impose any liability on the Purchaser for anything done or omitted to be done on behalf of the Company by SM or AMG except when done or omitted to be done at the request of or at the direction of the Company or any member of the Purchaser's Group.

8.         SECURITY FOR THE LOAN NOTES
           ----------------------------

8.1 As security for the payment of the nominal amounts of each issue of the Loan Notes and interest payable thereunder the Purchaser shall as soon as the relevant Additional Consideration shall have been ascertained and determined in accordance with Clause 4 (but prior to the issue of the relevant Loan Notes), at its discretion by written notice to the Vendors elect either to:-

           8.1.1 procure that a recognised clearing bank shall provide in a form to be reasonably agreed between the Purchaser and the Vendors' Representative a guarantee in favour of the Vendors of the amounts payable by the Purchaser under the Loan Notes issued; or

           8.1.2 pay into the Escrow Account a sum equal to the amounts payable by the Purchaser under the Loan Notes issued.

9.         COMPLETION
           -----------

9.1 Completion shall take place immediately after signature of this Agreement at the offices of the Vendors' Solicitors.

9.2 On Completion the Vendors shall deliver, or procure the delivery, to the Purchaser or the Purchaser's Solicitors:-

           9.2.1 duly executed transfers in respect of the Shares in favour of the Purchaser or such person as the Purchaser may nominate together with share certificates for the Shares in the names of the relevant transferors and any power of attorney under which any transfer is executed on behalf of any Vendor or nominee;

           9.2.2  powers of attorney in the Agreed Form;

           9.2.3  the Tax Covenant duly executed by the Warrantors;

           9.2.4  the counterpart Service Agreement duly executed by SM;

           9.2.5  the counterpart Consultancy Agreement duly executed by AMG;

           9.2.6 the Deeds of Covenant duly executed by SM and AMG respectively;

           9.2.7 letters of resignation in the Agreed Form from the secretary of the Company;

           9.2.8 letters of resignation in the Agreed Form from all of the directors of the Company;

           9.2.9   all cheque books in current use of the Company;

           9.2.10 bank statements in respect of each account of the Company as at the close of business on the last Business Day prior to completion together in each case with a reconciliation statement prepared by the Vendors to show the position at Completion (listing un-presented cheques drawn or received by the Company and standing orders payable since the date of such bank statements).

           9.2.11 the statutory books (which shall be written up to but not including the Completion Date), the certificate of incorporation (and any certificate of incorporation on change of name) and common seal (if any) of the Company;

           9.2.12  the title deeds relating to the Business Property;

           9.2.13 the original of the letter from the auditors of the Company referred to in Clause 9.3;

           9.2.14 a deed in the Agreed Form terminating the Severance Agreement made between the Company (1) and Elaine Stern (2) attached at document 59 in the Disclosure Bundle;

           9.2.15 a deed of restrictive covenant in the Agreed Form to be between the Company (1) SM and AMG (2) Lindsay Charlton and Lynda Charlton (3) and the Purchaser (4) duly executed by Lindsay Charlton and Lynda Charlton;

9.3 The Vendors shall procure the present auditors of the Company to resign their office as such, and to deposit at the registered office of the Company a letter notifying their resignation, acknowledging that they have no claim against the Company and containing a statement pursuant to Section 394(1) of the Companies Act 1985 that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of any members or creditors.

9.4        Each Vendor will:-

           9.4.1 repay and will procure that any person connected with such Vendor will repay all amounts owed by him, her or it to the Company whether due for payment or not;

           9.4.2 deliver to the Purchaser a deed in the Agreed Form acknowledging that neither such Vendor nor or any such connected person has any claim against the Company and there is no agreement or arrangement under which the Company has any actual, contingent or prospective obligation to or in respect of any of them.

9.5 The Vendors shall procure a board meeting of the Company shall be held at which:-

           9.5.1 it shall be resolved that each of the transfers relating to the Shares shall be approved for registration and (subject only to the transfer being duly stamped) each transferee registered as the holder of the Shares concerned in the register of members;

           9.5.2 each of the persons nominated by the Purchaser shall be appointed directors and/or secretary, as the Purchaser shall direct, such appointments to take effect on the Completion Date;

           9.5.3 the resignations referred to in Clause 9.2.7, Clause 9.2.8 and Clause 9.3 shall be submitted and accepted;

           9.5.4 all existing instructions to the Company's bank shall be revoked and new instructions shall be given to such bank in such form as the Purchaser may direct;

           9.5.6 the registered office of the Company is changed to 37/38 Golden Square, London W1R 3AA;

9.6        Immediately thereafter the Purchaser shall:-

           9.6.1 pay the Vendors' Solicitors by way of telegraphic transfer the sum of six hundred and twenty thousand (pounds 620,000) referred to in Clause 3.3.1;

           9.6.2 deliver to the Vendors' Solicitors, duly executed by the Purchaser:-

                  (a)   the counterpart of the Tax Covenant

                  (b)   the Service Agreement

                  (c)   the Consultancy Agreement

                  (d)   the Counterpart Deeds of Covenant;

           9.6.3 undertake to deliver to the Vendors (other than the Warrantors) certificates for the Consideration Shares respectively due to be issued to them on Completion as soon as practicable after Completion and to deposit with the Warranty Escrow Agent the share certificates for the Consideration Shares respectively due to be issued to the Warrantors on Completion ("the Escrow Shares").

9.7 The Purchaser shall not be obliged to complete this Agreement unless each Vendor complies fully with the requirements of Clause
           9.2 to Clause 9.5 (inclusive).

9.8 The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously. This Clause shall not limit any other Clause of this Agreement and in particular Clause 18.

9.9 Payment by telegraphic transfer of the sum of six hundred and twenty thousand (620,000 pounds) in accordance with Clause 9.6.1 shall discharge the obligation of the Purchaser under Clause 3.2.1 and the Purchaser shall not be concerned to see that the sum transferred is applied in paying the Vendors in accordance with their respective entitlements.

9.10 The Vendors hereby acknowledge that immediately following Completion until such time as the transfers of the Shares have been registered in the register of members of the Company the Vendors will hold the Shares on trust for and as nominee for the Purchaser or its nominee(s) (as the case may be) and hereby undertake to hold all dividends and distributions and exercise all voting rights available in respect of the Shares in accordance with the directions of the Purchaser or its nominee(s) (as the case may be) and shall (if so requested by the Purchaser or its nominee(s) (as the case may be)) execute all instruments or proxies (including consents to short notice) or other documents which the Purchaser or its nominee(s) (as the case may be) may reasonably require and which may be necessary to enable the Purchaser or any such nominee(s) to attend and vote at general meetings of the Company and if the Vendors fail so to execute any such documents the Purchaser is hereby irrevocably authorised to appoint some person or persons to execute any such document in the name of or on behalf of the Vendors and to do any thing or things necessary to give effect to the same.

9.11 The Purchaser shall procure that the Company shall prepare completion management accounts for the Company in accordance with and on a basis consistent with the policy of the Company in the period from 1st April 1998 to Completion for the period from 1st June 1998 up to and including 6th July 1998 (such accounts to include a provision for bad or doubtful debts not exceeding in the aggregate 5,000 pounds).

9.12 The Purchaser shall procure that the Board of Directors of the Company shall declare a dividend payable to the Vendors of the amount by which the profits available for distribution (as defined in the Companies Act 1985) at Completion as shown in the management accounts of the Company referred to in Clause 9.11 exceeds 100,000 pounds (after allowing, for the avoidance of doubt, the dividend declared on 6th July 1998) and shall procure that the Company shall:-

           9.12.1 deliver a copy of the management accounts referred to in Clause 9.11 to the Vendor's Representative within 10 Business Days after their preparation;

           9.12.2 send to the Vendors' Representative each month a statement showing the amounts received and payments made by the Company during the previous month and payments due to be made by the Company within the following 10 Business Days (except for payment of any advance corporation tax made by the Company), the amount by which the total of such receipts shall exceed the total of such payments being called "the Surplus";

           9.12.3 with the delivery of such statement pay to the Vendors out of the Surplus the amount of such dividend and the amount of the dividend declared on 6th July 1998 but remaining unpaid at Completion until both such dividends shall have been paid in full.

9.13 The consideration for the Shares shall be reduced by the amount by which the distributable reserves of the Company (as defined in the Companies Act 1985) are less than 100,000 pounds as shown in the management accounts referred to in Clause 9.11 ("Deficit"). Any reduction in the consideration shall in accordance with this Clause
           9.13 be made by the payment by the Vendors of an amount equal to the Deficit within 30 days of receipt of the management accounts in accordance with Clause 9.1.

9.14 The Vendors shall not be required to make a payment in accordance with Clause 9.13 unless the amount of the Deficit exceeds 5,000 pounds and then only shall be required to make payment of the excess.

10.        WARRANTIES
           ----------

10.1 Subject as set out in Clause 10.7 to 10.11, the Warrantors warrant to the Purchaser that subject to Clause 11 each of the Warranties is accurate in all respects and not misleading at the date of this Agreement.

10.2 The Warrantors accept that the Purchaser is entering into this Agreement in reliance upon each of the Warranties.

10.3 Each of the Warrantors undertakes (if any claim is made against any of them for breach of the Warranties or claim under the Tax Covenant) not to make any claim against the Company or any director or employee on whom any of them may have relied before agreeing to any terms of this Agreement or of the Tax Covenant or authorising any statement in the Disclosure Letter (but nothing in this Clause
           10.3 shall prevent any of the Warrantors exercising any right of contribution or otherwise which they may have against any other of the Warrantors).

10.4 Each of the Warranties shall be construed as a separate and independent Warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

10.5 If any liability of one or some but not all of the Warrantors is, or becomes, illegal, invalid or unenforceable in any respect, that shall not affect or impair the liabilities of the other Warrantors under this Agreement.

10.6 The Purchaser may release, or compromise the liability of, any Warrantor or grant time or other indulgence to any Warrantor without releasing or reducing the liability of any other Warrantor. Where a liability of one or some but not all of the Warrantors under any obligation which is both joint and several is released or compromised, the remaining Warrantor shall continue to be severally and shall together be jointly liable on that obligation.

10.7 The liability of AMG and Mrs J Greenberg on the one hand in respect of any claim for breach of or inaccuracy in the Warranties or under the Tax Deed ("Claim") and SM and Mrs J Maister on the other hand shall be several.

10.8 The liability of AMG and Mrs J Greenberg in respect of any Claim as between themselves shall be joint and several.

10.9 The liability of SM and Mrs J Maister in respect of any Claim as between themselves shall be joint and several.

10.10 The maximum liability of either AMG or Mrs J Greenberg in respect of any Claim shall be 20.62% thereof and the maximum aggregate liability of AMG and Mrs J Greenberg in respect of any Claim shall be 20.62% thereof.

10.11 The maximum liability of either SM or Mrs J Maister in respect of any Claim shall be 100% thereof and the maximum aggregate liability of SM and Mrs J Maister in respect of any Claim shall be 100% thereof.

11.        WARRANTORS' LIMITATIONS ON LIABILITY
           ------------------------------------

11.1 Subject to Clause 11.2 and to the limitations set out in Schedule 4 the Purchaser shall be entitled to claim that any of the Warranties has or had been breached or is or was misleading and, without limitation, to claim under any Warranty even if the Purchaser could have discovered on or before Completion that the Warranty in question had been breached or was misleading and Completion shall not in any way constitute a waiver of any of the Purchaser's rights.

11.2 The Purchaser shall not be entitled to claim that any fact causes any of the Warranties to be breached or renders any Warranty misleading if it has been fairly disclosed to the Purchaser in the Disclosure Letter or in any document annexed to the Disclosure Letter in the absence of any fraud or dishonesty on the part of any of the Warrantors or their respective agents or advisers.

11.3 No liability shall attach to the Warrantors in respect of claims under the Warranties if and to the extent that the limitations which are set out in Schedule 4 apply, in the absence of any fraud or dishonesty on the part of any of the Warrantors or their respective agents or advisers.

11.4 Except as stated expressly in this Clause, this Clause and Schedule 4 shall not limit any other Clause of this Agreement and in particular Clause 16.

12.        PURCHASER'S WARRANTIES
           ----------------------

12. The Purchaser warrants to the Vendors that each of the following statements is true and accurate in all respects and not misleading as at the date of this Agreement:-

           12.1 the line items included in the summary financial performance of the Division for the years ended 31st December 1996 and 31st December 1997 (a copy of which summary is attached to the Purchaser's Disclosure Letter) have been prepared in accordance with the accounting policies attached to the Purchaser's Disclosure Letter and that they show fairly in all material respects the net profit before tax of the Division for each of those years;

           12.2 the balance sheet of the Division (excluding the Business) to be prepared as at 1st August 1998 will be prepared on a basis consistent with the accounting policies attached to the Purchaser's Disclosure Letter;

           12.3 full and adequate provision in the management accounts of the Division for the period from 1st January 1998 to 31st March 1998 has been made for all liabilities of the Division then known;

           12.4 to the best of the Purchaser's knowledge, information and belief (having made all due and careful enquiry) all written information supplied by the Purchaser to the Vendors or their professional advisers in relation to the Purchaser or the Division is true and accurate and not misleading in all material respects;

           12.5 there is nothing known to the Purchaser which renders the factual information about the Division provided by the Purchaser and contained in the report prepared by the Vendor's Accountants (a copy of which is signed by or on behalf of the Vendors and the Purchaser for the purposes of identification) materially misleading and there is no other factual information about the Division known to the Purchaser which would, if it had been known to those preparing such report, have reasonably caused them to materially adversely change the contents thereof.

           For the avoidance of doubt, for the purposes of this Clause 12 the Division excludes the Business.

13.        LIMITATIONS ON EARN OUT ADJUSTMENTS UNDER THE PURCHASER'S
           ----------------------------------------------------------

           WARRANTIES
           ----------

13.1 Subject to Clause 13.2 and to the limitations set out in Schedule 7 the Vendors shall be entitled to claim that any of the Purchaser's Warranties has or had been breached or is or was misleading and without limitation to claim under any of the Purchaser's Warranties even if the Vendors could have discovered on or before Completion that the Purchaser's Warranty in question had been breached or was misleading and Completion shall not in any way constitute a waiver of any of the Vendors' rights.

13.2 The Vendors shall not be entitled to claim that any fact which causes any of the Purchaser's Warranties to be breached or renders any Purchaser's Warranty misleading if it has been fairly disclosed to the Vendors in the Purchaser's Disclosure Letter or in any document annexed to the Purchaser's Disclosure Letter in the absence of any fraud or dishonesty on the part of the Purchaser or its agents or advisors.

13.3 No adjustment to the Net Profits and/or Revenue shall be made in respect of claims under the Purchaser's Warranties if and to the extent that the limitations which are set out in Schedule 7 apply in the absence of any fraud or dishonesty on the part of the Purchaser or its agents or advisors.

14.        PROVISION OF BUSINESS INFORMATION

14.1 During the period of three years after Completion and without prejudice to any of the Warranties:-

           14.1.1 if any Business Information Required for the Business\ of the Company is not in the possession of the Company or the Purchaser or readily discoverable by the Company or the Purchaser but is in the possession or under the control of the Vendors, the Vendors shall procure that such Business Information is provided to the Purchaser promptly on request; and

           14.1.2 if any Books or Records of any Vendor contain Business Information which should be provided to the Purchaser, such Vendor shall procure that copies of such Books or Records are given to the Purchaser promptly on request.

14.2 For the purposes of this Clause and this Agreement generally, "Required for the Business" means any Intellectual Property or Business Information of the Company which is or has in the last three years been used in the business of the Company and is or will be needed by the Company to carry on the business of the Company in the same manner as it is presently carried on by the Company or is or will be needed to fulfil any of the present contracts, plans or projects of the Company or to comply with any law applicable in relation to the business of the Company or is vested in any of the Vendors and its retention by any Vendor after Completion of this Agreement would be damaging or detrimental to the business of the Company.

15.        EFFECT OF COMPLETION
           --------------------

15.1 Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties and covenants and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

16.        JOINT AND SEVERAL LIABILITY
           ----------------------------

16.1 Save as expressly set out in this Agreement (and in particular in Clauses 10.7 to 10.11) the obligations of the Vendors under this Agreement are joint and several.


16.2 If any liability of one or some but not all of the Vendors is, or becomes, illegal, invalid or unenforceable in any respect, that shall not affect or impair the liabilities of the other Vendors under this Agreement.

17.        RELEASE OF VENDORS
           ------------------

17.1 The Purchaser may release, or compromise the liability of, any Vendor or grant time or other indulgence to any Vendor without releasing or reducing the liability of any other Vendor. Where a liability of one or some but not all of the Vendors under any obligation which is both joint and several is released or compromised, the remaining Vendors shall continue to be severally and shall together be jointly liable on that obligation.

18.        REMEDIES AND WAIVERS
           --------------------

18.1 No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof.

18.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

18.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

19.        PURCHASER'S RIGHTS OF SET OFF AND ESCROW
           ----------------------------------------

19.1 Without prejudice to any other right or remedy available to the Purchaser and notwithstanding any other provision of this Agreement the Purchaser shall be entitled in accordance with this Clause 19 to abate any amount due to the Warrantors in respect of the First Additional Consideration and/or the Second Additional Consideration and/or the Third Additional Consideration by an amount equal to the amount of a Relevant Purchaser's Claim. For the purpose of this Clause 19 a "Relevant Purchaser's Claim" shall be any claim for a breach of any of the Warranties or a claim under the Tax Deed which may be made by the Purchaser pursuant to and in accordance with this Agreement ("a Claim") which complies with the provisions of Clause 19.3.

19.2 If the Purchaser shall make a Claim the Purchaser shall refer such claim to a legal Counsel of at least 10 years call with experience of the law relating to the acquisition of shares (or in the case of a claim in excess of 500,000 pounds to a Queens Counsel with such experience) and shall at the same time as making the reference to the Counsel give written notice thereof to the Vendors' Representative. The Purchaser shall request Counsel to consider the quantum of the Claim and any associated costs together with the likelihood of success (and shall request that Counsel shall also consider the representations of the Purchaser and the Warrantors).

19.3 A Relevant Purchaser's Claim shall be a Claim which Counsel instructed pursuant to Clause 19.2 determines has more than a 60% chance of success.

19.4 The Purchaser shall pay to the Vendors the amount abated pursuant to Clause 19.1 in the event that the Claim ceases to be a Relevant Purchaser's Claim or (as the case may be) the amount by which the amount abated exceeds the amount of the Relevant Purchaser's Claim following settlement.

19.5 The Warrantors and the Purchaser irrevocably agree to instruct the Warranty Escrow Agent:-

           (a) to hold such number of Escrow Shares as shall equal the quantum of a Relevant Purchaser's Claim as determined by Counsel pursuant to Clause 19.2 and shall retain such Shares until the Relevant Purchaser's Claim shall be settled;

           (b) if no Relevant Purchaser's Claim has been made within the period of 12 months immediately following Completion to release to the Warrantors all the Escrow Shares held by the Warranty Escrow Agent according to the Warrantors' respective entitlement thereto;

           (c) upon settlement of any Relevant Purchaser's Claim at the Purchaser's option either to return to the Purchaser for cancellation or to sell and to pay the proceeds thereof to the Purchaser such number of Escrow Shares the value of which shall equal the amount of the Relevant Purchaser's Claim which is the subject of the settlement;

           (d) to release to the Warrantor according to their respective entitlement thereto such number of Escrow Shares (if any) as shall be remaining after all Relevant Purchaser's Claims have been settled or if a Claim shall cease to be a Relevant Purchaser's Claim.

19.6 For the purposes of this Clause 19 "settled" shall mean either that the Claim has been agreed by the parties in writing or judgment has been given by a Court of competent jurisdiction as to the liability of the Warrantors and the amount of such liability and either the time limit for appeal has expired or it is a final appellate judgment with no further right of appeal.

19.7 A Purchaser's Claim shall cease to be a Relevant Purchaser's Claim unless proceedings are issued within 3 months of the Counsel's opinion pursuant to Clause 19.3 or if the Purchaser fails to expedite the proceedings and in any event the Claim has not been set down for trial within 2 years of the issue of proceedings.

19.8 In the event that a Claim becomes a Relevant Purchaser's Claim then as regards its abatement and escrow rights pursuant to this Clause 19 the Purchaser shall:

           19.8.1  firstly exercise its rights pursuant to Clause 19.5;

           19.8.2  secondly to the extent that the Relevant Purchaser's
                   Claim has not been
                   satisfied by the exercise of the Purchaser's rights pursuant to Clause 19.5 ("Shortfall") abate the Additional Consideration by the amount of the Shortfall in the proportions of the composition of the Additional Consideration.

19.9 In the event of any inconsistency between the provisions of this Clause 19 and any other Share Purchase document the provisions of this Clause 19 shall prevail.

20.        ASSIGNMENT
           ----------

20.1 The rights or benefits of or under this Agreement and any agreements referred to in Clause 22, including without limitation the Warranties, may be assigned (together with any cause of action arising in connection with any of them) by the Purchaser to a member of the Purchaser's Group but to no other person PROVIDED THAT if such assignee ceases to be a member of the Purchaser's Group, the Purchaser shall procure that such assignee shall reassign the same to another member of the Purchaser's Group.

20.2 Obligations of the parties under this Agreement shall not be assignable.

21.        FURTHER ASSURANCE
           -----------------

21.1 The Vendors shall from time to time on being required to do so by the Purchaser now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Purchaser as the Purchaser may reasonably consider necessary for the rights, powers and remedies conferred upon the Purchaser in this Agreement.

22.        ENTIRE AGREEMENT
           ----------------

22.1 For the purpose of this Clause, "Pre-contractual Statement" means a draft agreement, undertaking, representation, statement, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the Share Purchase Documents or any of them (as defined in Clause 22.2) made or given by a party to any of the Share Purchase Documents or any other person at any time prior to execution of the Share Purchase Documents.

22.2 This Agreement, the Tax Covenant, the Disclosure Letter and the Deeds of Covenant and any other documents referred to in this Agreement (the 'Share Purchase Documents') constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

22.3 Except to the extent repeated in any of the Share Purchase Documents, the Share Purchase Documents supersede and extinguish any prior Pre-contractual Statement relating thereto.

22.4 All of the parties acknowledge that in entering into the Share Purchase Documents or any of them on the terms set out therein, they are not relying upon any Pre-contractual Statement which is not expressly set out therein.

22.5 None of the parties shall have the right of action against any other party to this Agreement or any of the Share Purchase Documents arising out of or in connection with any Pre-contractual Statement (except in the case of fraud).

22.6 This Agreement may only be varied in writing signed by all of the parties.

23.        NOTICES
           -------

23.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be made in writing.

23.2 Any such notice or other communication shall be addressed as provided in Clause 23.3 and, if so addressed, shall be deemed to have been duly given or made as follows:-

           23.2.1 if sent by recorded delivery or other guaranteed delivery post, two Business Days after the date of posting;

           23.2.2 if sent by facsimile, when despatched to the correct facsimile number confirmed by an activity report showing "transaction O.K." or words to similar effect and if followed immediately by written confirmation by recorded delivery or other guaranteed delivery post;

           PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

23.3 The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to Clause 23.4, are:-

           Name of Party            Address                      Facsimile No.
           -------------            -------                      -------------

           The Purchaser:
           Medialink Worldwide      37/38 Golden Square 0171-439 1378
           Incorporated             London W1R 3AA
           For the attention of
           David Davis

           Copy to:
           Medialink Worldwide      708 Third Avenue
           Incorporated             New York NY 10017 USA

           For the attention of
           Graeme McWhirter

           The Vendors:
           c/o The Vendors'         26, Rowben Close
           Representative           Totteridge
                                    London N20 8QR

23.4 A party may notify the other parties to this Agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of Clause 23.3 PROVIDED THAT such notification shall only be effective on:-

           23.4.1 the date specified in the notification as the date on which the change is to take place; or

           23.4.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

24.        ANNOUNCEMENTS
           -------------

24.1 Subject to Clause 24.2, no announcement concerning the sale of the Shares or any ancillary matter shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

24.2 Any of the parties may make an announcement concerning the sale of the Shares or any ancillary matter if required by:-

           24.2.1  the law of any relevant jurisdiction;

           24.2.2 any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, including (without limitation) the London Stock Exchange, NASDAQ or the SEC, whether or not the requirement has the force of law

           PROVIDED THAT any such announcement shall be made only after notice to all of the other parties.

24.3 The restrictions contained in this Clause shall continue to apply after Completion without limit in time.

25.        CONFIDENTIALITY
           ---------------

25.1 Subject to Clause 25.2, all of the parties shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:-

           25.1.1  the provisions of this Agreement;

           25.1.2  the negotiations relating to this Agreement; or

           25.1.3  any of the other parties and is Business information.

25.2 Any of the parties may disclose information which would otherwise be confidential if and to the extent such disclosure is:-

           25.2.1  required by the law of any relevant jurisdiction;

           25.2.2 required by any securities exchange or regulatory or governmental body to which any of the parties is subject or submits, wherever situated, including (without limitation) the London Stock Exchange, NASDAQ or the SEC whether or not the requirement for information has the force of law;

           25.2.3 required to vest the full benefit of this Agreement in any of the parties;

           25.2.4 disclosed to the professional advisers, auditors and bankers of that party;

           25.2.5 of information that has already come into the public domain through no fault of that party; or

           25.2.6 approved by all of the other parties having given prior written approval of the disclosure, such approval not to be unreasonably withheld or delayed

           PROVIDED THAT any such information disclosed pursuant to Clauses
           25.2.1 or 23.2.2 shall be disclosed only after notice to the other parties.

25.3 The restrictions contained in this Clause shall continue to apply after Completion of the sale and purchase of the Shares under this Agreement without limit in time.

26.        RESTRICTIVE TRADE PRACTICES ACT 1976
           ------------------------------------

26.1 If this Agreement (which for the purposes of this Clause includes any other agreement or arrangement of which it forms part) contains any provision which causes or would cause it to be subject to registration under RTPA 1976, and if it is not a non-notifiable agreement under RTPA 1976, that provision will not take effect until the day after particulars of this Agreement have been furnished to the Director General of Fair Trading in accordance with section 24 RTPA 1976.

27.        COUNTERPARTS
           ------------

27.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart.

27.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

28.        TIME OF ESSENCE
           ---------------

28.1 Except as otherwise expressly provided, time is of the essence of this Agreement.

29.        CHOICE OF GOVERNING LAW
           -----------------------

29.1 This Agreement shall be governed by and construed in accordance with English law save in respect of the provisions concerning the deposit of the Escrow Shares which will be governed by, and construed in accordance with, the laws of the State of New York, USA.

30.        JURISDICTION
           ------------

30.1 The parties to this Agreement irrevocably agree that the Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any proceedings may be brought in such Courts. Nothing contained in this Clause shall limit the right of the Purchaser to take proceedings against the Vendors (or any of them) in any other Court of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

AS WITNESS the hands of and for or on behalf of the parties hereto

                                  SCHEDULE 1
                                  ----------

                            DETAILS OF THE VENDORS
                            ----------------------

----------------------------------------------------------------------------------------------------
  1                           2           3               4                5           6
----------------------------------------------------------------------------------------------------
Name & address of           No & type    No of            Proportion of   Proportion   Proportion of
Shareholder                 of Shares    Consideration    cash sum to     of Claim     Additional
                            held         Shares to be     be received                  Consideration
                                         allotted on      on Completion
                                         Completion       ,
----------------------------------------------------------------------------------------------------
Stuart Maister              1,250 A      18,424           368,156         100%         59.38%
26 Rowben Close             Ord
Totteridge
London N20 8QR
----------------------------------------------------------------------------------------------------
Alan Manuel Greenberg       100 A Ord    1,474            29,45 0         20.62%       4.75%
13 Ringwood Avenue
London N2 9NT
----------------------------------------------------------------------------------------------------
Julie Maister               106 A Ord    1,560            31,186          100%         5.03%
26 Rowben Close
Totteridge
London N20 8QR
----------------------------------------------------------------------------------------------------
Janie  Greenberg            334 A Ord    4,924            98,394          20.62%       15.87%
13 Ringwood Avenue
London N2 9NT
----------------------------------------------------------------------------------------------------
Millie Maister              52 A Ord     766              15,314          NIL          2.47%
31 Rebecca House
Brokesley Street
London E3 4QN
----------------------------------------------------------------------------------------------------
William Parish              53 A Ord     782              15,624          NIL          2.52%
16 Minsterley  Avenue
Shepperton
Middlesex
----------------------------------------------------------------------------------------------------
Villem Greenberg            105 A Ord    1,548            30,938          NIL          4.99%
9 Links Drive
Elstree
Herts WD6 3PP
----------------------------------------------------------------------------------------------------
Elaine Margaret Stern       82 B Ord     1,207            24,118          NI L         3.89%
15 Hill Top
Hampstead Garden Suburb
London NW11 6ED
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Nicholas Davis              23 B Ord           341        24,118         NIL               3.89%
15 Hill Top
Hampstead Garden Suburb
London NW11 6ED
----------------------------------------------------------------------------------------------------
Totals                       2,000 A Ord       31,026     620,000                          100%
------                      ------------       ------     -------                          ----
                               105 B Ord
                            ------------
----------------------------------------------------------------------------------------------------

                                  SCHEDULE 2
                                  ----------

                      BASIC INFORMATION ABOUT THE COMPANY
                      -----------------------------------

1.   Registered Number                2693069

2.   Date of Incorporation               3rd March 1992

3.   Place of Incorporation              England and Wales

4.   Address of Registered Office        14/16 Great Portland Street
                                         London W1N 6BL

5.   Class of Company                    Private Limited Company

6.   Authorised Share Capital            200,000 pounds divided into 100,000
                                         A  shares of 1 pound each and
                                         100,000 B  shares of 1 pound each

7.   Issued Share Capital                2,105 pounds comprising 2,000 A
                                         shares of 1 pound each  and 105 B
                                         shares of 1 pounds each

8.   Loan capital                        None

9.   Directors:

     Full Name                           Usual residential address  Nationality

     Stuart Maister                      26 Rowben Close            British
                                         Totteridge
                                         London N20 8QR

     Alan Greenberg                      13 Ringwood Avenue British
     (non executive)                     London N2 9NT

10.  Secretary:

     Full Name                              Usual residential address

     Stuart Maister                         26 Rowben Close
                                            Totteridge
                                            London N20 8QR

11.  Accounting Reference Date 31st March

12.  Auditors                               Messrs Blinkhorns
                                            14/16 Great Portland Street
                                            London W1N 6BL

13.  Tax Residence                          United Kingdom

                                  SCHEDULE 3
                                  ==========

                                  WARRANTIES

Each Warrantor warrants to the Purchaser as follows except as disclosed in the Disclosure Letter:-

1.         Ownership of the Shares
           -----------------------

           Each of the Vendors is the sole beneficial owner of the Shares set opposite his name in Schedule 1.

2.         Capacity of the Vendors
           -----------------------

2.1 Each of the Vendors has the requisite power and authority to enter into and perform this Agreement and the Tax Covenant and the other documents executed by the Vendors which are to be delivered at Completion.

2.2 This Agreement constitutes and the Tax Covenant and the other documents executed by any Vendor which are to be delivered at Completion will, when executed, constitute binding obligations of each Vendor in accordance with their respective terms.

2.3 The execution and delivery of, and the performance by the Vendors of their respective obligations under, this Agreement, the Tax Covenant and the other documents executed by the Vendors which are to be delivered at Completion will not so far as the Warrantors are aware:-

           2.3.1 result in a breach of, or constitute a default under, any instrument to which any Vendor or the Company is a party or by which any Vendor or the Company is bound; or

           2.3.2 result in a breach of any order, judgment or decree of any court or governmental agency to which any Vendor or the Company is a party or by which any Vendor or the Company is bound.

2.4 None of the Vendors is subject to any legal disability including any mental disability under the Mental Health Act 1983.

3.         Arrangements between the Company and the Vendors
           ------------------------------------------------

           No indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company and any Vendor or any person connected with any Vendor.

4.         Details Relating to the Company
           -------------------------------

4.1 The Shares comprise the whole of the issued and allotted share capital of the Company and all of them are fully paid up.

4.2 There is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or debentures in or securities of the Company.

4.3 The Company does not have any interest and has never had any interest in the share capital of any other body corporate or undertaking.

4.4 The Company does not carry on business in partnership with any other person or is not a member of any corporate or unincorporated body, undertaking or association and the Company does not hold or is not liable on any share or security which is not fully paid up or which carries any liability.

4.5 The Company does not have any branch, agency, place of business or permanent establishment outside the United Kingdom.

5.         Options, Mortgages and Other Encumbrances
           -----------------------------------------

5.1 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and the Vendors have not received notice that a claim has been made by any person to be entitled to any.

5.2 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of the Company is outstanding and there is no agreement or commitment to give or create any and the Vendors have not received notice that a claim has been made by any person to be entitled to any.

6.         Accuracy and Adequacy of Information
           ------------------------------------

6.1 To the best of the Warrantor's knowledge information and belief (having made all due and careful enquiry) all written information supplied by the Vendors to the Purchaser or its professional advisers is true, accurate and not misleading in all material respects.

6.2 The information given in Schedule 2 is true and accurate in all material respects and is not misleading because of any omission or ambiguity.

6.3 The copies of the memorandum and articles of association of the Company which have been supplied to the Purchaser or the Purchaser's Solicitors are complete and accurate in all respects and other documents required by law to be so attached and fully set out the rights and restrictions attaching to each class of share capital of the Company.

6.4 The statutory books (including all registers and minute books) of the Company have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.

6.5 So far as the Vendors are aware all documents which should have been delivered by the Company to the Registrar of Companies have been properly so delivered.

7.         Accounts
           --------

7.1        The Accounts:-

           7.1.1 were prepared in accordance with accountancy practices generally accepted in the United Kingdom on a basis consistent with the last four prior years;

           7.1.2 contain proper provision for bad and doubtful debts and for Taxation on profits (whether of an income or capital nature) relating to any period ending on or before the date to which they are made up;

           7.1.3 show a true and fair view of the state of affairs of the Company at the Accounts Date; and

           7.1.4 save as the Accounts expressly disclose, are not affected by any unusual or non-recurring items.

7.2 At the Accounts Date, the Company did not have any liability then known (whether actual, contingent, unquantified or disputed) or outstanding capital commitment that was not adequately disclosed in each case to the extent required by applicable accounting policies provided for in the Accounts.

7.3 The accounting records of the Company have been kept on a proper and consistent basis in all material respects (no change in the methods or bases of valuation or accounting treatment having been made for at least four years prior to the Accounts Date or since), are up-to-date and contain in all material respects complete and accurate details of the business activities of the Company and of all matters required by the Companies Act, to be entered in them.

8.         Events Since the Accounts Date
           ------------------------------
           Since the Accounts Date:

8.1 there has been no material adverse change in the turnover or financial or trading position or prospects of the Company;

8.2 the business of the Company has been carried on in the ordinary and usual course and in a materially similar manner (including nature and scope) as in the previous 2 years prior to Completion and no unusual or onerous contract has been entered into by the Company;

8.3 no assets have been acquired or disposed of on capital account or have been agreed to be acquired or disposed of and no contracts on capital account have been entered into by the Company, the value of which exceed in aggregate 10,000 pounds;

8.4 there has been no unusual increase or decrease in the level of stock of the Company;

8.5 no debts or other receivables and no trading stock, goods. plant, machinery or equipment of the Company have been factored or sold or agreed to be sold, apart from the sale of trading stock to trade customers or the public on the Company's normal terms of business in the routine course of trading;

8.6 the Company has not offered any price reductions or discounts or allowances on sales of trading stocks or sales of its services or provided them at less than cost to an extent which may materially affect its profitability;

8.7 no resolutions of the Company in general meeting have been passed other than resolutions relating to the routine business of annual general meetings;

8.8 no change in the accounting reference period of the Company has been made; and

8.9        no change in the basic remuneration of key employees has been made.

9.         [No paragraph 9].

10.        Book Debts
           ----------

10.1 No part of the amounts included in the Accounts, or subsequently recorded in the books of the Company, as owing by any debtor is overdue by more than twelve weeks other than as set out in the debtor ledger attached to the Disclosure Letter, or has been released on terms that any debtor pays less than the full book value of his debt or has been written off or is now regarded by the Company as irrecoverable in whole or in part.

10.2 The amounts due from debtors as at Completion (less the amount of any relevant provision or reserve, determined on the same basis as that applied in the Accounts and disclosed in the Disclosure Letter) will so far as the Warrantors are aware be recoverable in full in the ordinary course of business and so far as the Warrantors are aware in any event not later than twelve weeks after Completion; and none of those debts is subject to any counter-claim or set off, except to the extent of any such provision or reserve.

11.        Work in Progress and Stock-in-Trade
           -----------------------------------

11.1 All work in progress represented in the Accounts has been valued on a basis excluding profit and including adequate provision for losses which are or could reasonably be anticipated.

11.2 All stock-in-trade represented in the Accounts was valued at the lower of cost or net realisable value.

11.3 The amount of work in progress held by the Company is appropriate and normal for the Company's present level of business.

12.        Contracts and Commitments
           -------------------------

12.1 The Company is not under any obligation, nor is it a party to any contract, which so far as the Warrantors are aware cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

12.2 The Company is not a party to nor does it have any liability (present or future) under any guarantee or indemnity or letter of credit or any leasing, hiring, hire purchase, credit sale or conditional sale agreement nor has it entered into any contract or commitment involving on its terms obligations or expenditure of an unusual or exceptional nature or magnitude.

12.3 The Company is not a party to any contract or arrangement which restricts its freedom to carry on its business in any part of the world in such manner as it may think fit, or to any agency, distributorship or management agreement.

12.4 Neither the Company nor any of the Warrantors are aware of any breach of, or any invalidity, or grounds for determination, rescission, avoidance or repudiation of, any contract to which the Company is a party or of any allegation of such a thing which would have a material effect on the Company.

12.5 The Company does not have outstanding any bid or tender or sale or service proposal which is substantial in relation to its business or which, if accepted, would be likely to result in a loss which would be material to the Company.

12.6 Except for any guarantee or warranty or indemnity implied by law or contained in its standard terms of business (a copy of which is attached to the Disclosure Letter) the Company has not given any guarantee, indemnity or warranty nor, so far as the Warrantors are aware, made any representation, in respect of goods or services supplied or contracted to be supplied by it or accepted any liability or obligation that would apply after such goods or services had been supplied by it.

12.7 The Company is not a party to any joint venture agreement or arrangement or any agreement or arrangement under which it is to participate with any other in any business.

12.8 The Company is not a party to any contract which falls within any of the cases specified below:-

           12.8.1 the contract is of a value greater than 10,000 pounds and which has material consequences in terms of expenditure or revenue expectations or it relates to matters not within the ordinary business of the Company; or

           12.8.2  the contract is of three years or greater duration; or

           12.8.3 the contract can be terminated in the event of any change in the underlying ownership or control of the Company or would be materially affected by such a change and for this purpose "contract" includes any understanding, arrangement or commitment however described.

13.        Insider Contracts
           -----------------

           There is not, and there has not at any time during the last six years been, any contract or arrangement to which the Company is, or was, a party and in which any Vendor or any director of the Company or any person connected with any such director is, or has been, interested, either directly or indirectly, and the Company is not a party to, nor has its profits or financial position during that period been affected by, any contract or arrangement which was not of an entirely arm's length nature; in particular, without limitation, the Company has not transferred assets to any other person except at market value.

14.        Powers of Attorney
           ------------------

           The Company has not given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf other than to employees or Directors of the Company in the ordinary course of business.

15.        Grants and Allowances
           ---------------------

           Full particulars of all grants, allowances, aids and subsidies paid or made to the Company during the last six years by and of all outstanding claims by the Company for any such grant, allowance, aid or subsidy from, any supranational, national or local authority or government agency are set out in the Disclosure Letter and the Company has not done or failed to do any act or thing which could result, nor will the sale of the Shares result, in all or any part of such grant, allowance, aid or subsidy becoming repayable or forfeited.

16.        Terms of Trade
           --------------

16.1 No substantial customer or supplier of the Company has during the twelve months preceding the date of this Agreement ceased or indicated to the Company an intention to cease trading with or supplying to the Company or indicated to the Company an intention to reduce substantially its trading with or supplies to the Company and the Vendors have no reason to believe that any of the foregoing may occur and there is no contract to which the Company is a party which by reason of the sale of the Shares gives any other contracting party the right to terminate (upon its terms) any contract of, or to impose any additional obligation by virtue of such sale (whether to make payment or otherwise) on, the Company and, so far as the Vendors are aware, the attitude or actions of customers, suppliers, employees and other persons with regard to the Company will not be prejudicially affected by the execution of this Agreement or Completion.

16.2 The Company does not use or otherwise carry on its business under any name other than its corporate name or the name of The London Bureau.

17.        Substantial Dependence
           ----------------------

           Neither in the financial period ending on the Accounts Date nor in the period since the Accounts Date has any person (together with other persons connected with him) purchased from or sold to the Company more than 5% of the aggregate amount of all sales or purchases made by the Company during such period, and there is no person (together with other persons connected with him) on whom the Company is substantially dependent or the cessation of transactions with whom would substantially affect the business of the Company.

18.        Licences
           --------

           So far as the Warrantors are aware all licences, consents and other permissions and approvals required for or in connection with the carrying on of the business now being carried on by the Company have been obtained, are not limited in duration or subject to onerous conditions and are in full force and effect and there is no circumstance of which the Warrantors are aware which indicates that any licence, consent, permission or approval which is material is likely to be revoked or may confer a right of revocation.

19.        Bank Accounts and Borrowings
           ----------------------------

19.1 Full details of all bank accounts maintained or used by the Company (including, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account)and of all direct debit or standing order or similar authorities to any of the accounts and statements showing all payments and receipts on each account as at the close of business on a date not being more than 3 days prior to the date of this Agreement are set out in or attached to the Disclosure Letter. Since the date of each statement no payment out of any of the accounts has been made, except for routine payments in the ordinary course of trading, and the present balances are not substantially different from those shown in the statement. Amounts represented by cheques, warrants, mandates or other payment instructions issued or given by the Company which at the date of this Agreement remain outstanding or unpaid or unperformed do not exceed in the aggregate 140,000 pounds.

19.2 Full details of all overdraft, loan and other financial facilities available to the Company are set out in the Disclosure Letter and none of the Vendors nor the Company has done anything whereby the continuance of any of those facilities might be affected or prejudiced.

19.3 The total amount borrowed by the Company from its bankers does not exceed its financial facilities and the total amount borrowed from whatsoever source does not exceed any limitation on its borrowing contained in the Company's articles of association.

19.4 Except for the borrowings referred to in paragraphs 19.2 and 19.3, the Company does not have outstanding any loan capital nor has it incurred or agreed to incur any borrowing other than creditors in the ordinary course of business which it has not repaid or satisfied, or lent or agreed to lend any money which has not been repaid to it nor does it own the benefit of any debt present or future (other than debts due to it in the normal course of trading) nor is it a party to nor does it have except as set out in or referred to in the Disclosure Letter any obligation under:-

           19.4.1 any loan agreement, debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement; or

           19.4.2 any other arrangement the purpose of which is to raise money or provide finance or credit.

19.5 No event which is or, with the giving of notice, certificate, declaration or demand, would become, an event of default under, or any breach of any of the terms of, any loan capital, borrowing, debenture or financial facility of the Company or would entitle any third party to call for repayment prior to normal maturity has occurred or been alleged.

20.        Insolvency
           ----------

20.1 No notice has been received by the Company that any order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up of the Company.

20.2 No administration order has been made and no petition for such an order has been presented in respect of the Company.

20.3 No notice has been received by the Company of the appointment of a receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or all or any of its assets.

20.4 The Company is not insolvent, or unable to pay its debts within the meaning of section 123 Insolvency Act 1986, nor has it stopped paying its debts as they fall due.

20.5 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of the Company.

20.6 No unsatisfied judgment, order or award is outstanding against the Company.

20.7 No bankruptcy order has been made in respect of any of the Vendors nor have they received notice that any petition for such an order been presented.

20.8 No application has been made in respect of any of the Vendors for an interim order under section 253 Insolvency Act 1986.

20.9 None of the Vendors are unable to pay or have no reasonable prospect of being able to pay any debt as those expressions are defined in section 268 Insolvency Act 1986.

20.10 No notice has been received that any interim receiver has been appointed of the property of any of the Vendors under section 286 Insolvency Act 1986.

20.11 So far as the Warrantors are aware no event analogous to any of the foregoing has occurred in or outside England.

20.12 No guarantee, loan capital, borrowed money or interest is overdue for payment, and no other material obligation or indebtedness is outstanding which is substantially overdue for performance or payment.

21.        Liability for Services/Products
           -------------------------------

21.1 The Company has not sold or provided any service or product which does not in any material respect comply with all applicable laws, regulations or standards or in respect of which the Company has received no notice that it is defective (in any material respect) or dangerous or does not conform in all material respects with any representation or warranty, express or implied, given in respect of it.

21.2 In the 3 years ending on the Completion Date, the Company has not received a prohibition notice, a notice to warn or a suspension notice under the Consumer Protection Act 1987, or equivalent legislation in any other jurisdiction.

22.        Litigation
           ----------

           The Company is not engaged in any litigation or arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise, and no litigation or arbitration, administrative or criminal proceedings by or against the Company is threatened and, so far as the Warrantors are aware, there is no fact or circumstance likely to give rise to any such litigation or arbitration, administrative or criminal proceedings or to any proceedings against any director or employee (past or present) of the Company in respect of any act or default for which the Company might be vicariously liable.

23.        Delinquent and Wrongful Acts
           ----------------------------

23.1 The Company is not liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute and no claim that it has or is remains outstanding against the Company.

23.2 The Company has not received notification that any investigation or inquiry is being or has been conducted by any governmental or other body in respect of the affairs of the Company and no Vendor is aware of any circumstances which would give rise to such investigation or inquiry.

24.        Ownership and Condition of Assets
           ---------------------------------

24.1 Each of the assets included in the Accounts or acquired by the Company since the Accounts Date (other than current assets sold, realised or applied in the normal course of trading) is owned both legally and beneficially by the Company free from any third party rights, and each of those assets capable of possession is in the possession of the Company.

24.2 All plant and machinery (including fixed plant and machinery), fixtures and fittings, vehicles and office equipment used by the Company in connection with its business are in reasonable repair and condition (fair wear and tear excepted) and capable of being properly used in connection with the business of the Company and none is dangerous or in need of immediate renewal or replacement.

24.3 The Company has not agreed to acquire any asset on terms that the property in it does not pass until full payment is made.

25.        Property

25.1 So far as the Company is aware the Business Property is the only Property used or occupied by the Company or in respect of which the Company has any estate, interest, right or liability. The Business Property is used and occupied for the purpose of the business of the Company.

25.2       In relation to the Business Property:-

           25.2.1 the Business Property is held under the terms of the lease (the 'Lease') briefly referred to in Schedule 5 and no collateral assurances, undertakings or concessions have been made by any party to the Lease;

           25.2.2 there are no rent reviews outstanding or exercisable by the lessor from a date prior to the Completion Date;

           25.2.3 the rent and all other sums payable under the Lease have been paid to date, and so far as the Warrantors are aware all covenants and conditions contained in the Lease or in any licence, consent or other document entered into supplemental to the Lease, whether on the part of the landlord or the tenant have been observed and performed to date;

           25.2.4 the Company has not made any alterations or improvements to the Business Property which are required by the Lease to be reinstated or removed on or before the end of the term;

           25.2.5 the Business Property is free from any mortgage, debenture, charge, rent-charge, lien or any other encumbrance securing the repayment of monies or other obligation or liability of the Company or any other person;

           25.2.6 the Business Property is not subject to any outgoings other than business rates, water rates and insurance premiums, rent and service charges and utilities;

           25.2.7 the Business Property is not subject to any restrictive covenants, stipulations, easements, profits prendre, wayleaves, licences, grants, restrictions, overriding interests or other similar rights vested in third parties;

           25.2.8 where any of the matters referred to in paragraphs 25.2.5, 25.2.6 and 25.2.7 have been disclosed in the Disclosure Letter, the obligations and liabilities imposed and arising under them have been fully observed and performed and any payments in respect of them due and payable have been duly paid;

           25.2.9 the Business Property is not subject to any option, right of pre-emption or right of first refusal;

           25.2.10 the Company has not received notice of any breach of:-

                   (a)        permissions, orders and regulations
                              applicable to the Business Properties;

                   (b) planning obligations under Section 106 of the Town and Country Planning Act 1990 undertaken with respect to the Business Properties; and

                   (c) agreements made under Section 28 of the Highways Act 1980 with respect to the Business Properties.

           25.2.11 the Company has not received any notice of breach of applicable statutory and bye-law requirements with respect to the Business Property;

           25.2.12 so far as the Warrantors are aware there are no disputes with any neighbouring owner with respect to boundary walls and fences or with respect to any easement or right over or means of access to the Business
                        Property;

           25.2.13 the Business Property enjoys the main services of water, drainage, electricity and gas;

26.        Intellectual Property
           ---------------------

26.1 Details of all registered rights (and applications for any such right) in any Intellectual Property owned or used by the Company and Required for the Business are disclosed in the Disclosure Letter. The Company is the legal and beneficial owner of each such right owned by the Company free from encumbrances.

26.2 So far as the Warrantors are aware no right owned by the Company required to be disclosed pursuant to paragraph 26.1 is subject to opposition, challenge or attack by any third party or competent authority and all fees or other steps required for the maintenance or prosecution of such rights have been paid or taken.

26.3 A brief description of all unregistered trade or service marks, business or trade names and other material unregistered rights in any Intellectual Property (including rights in computer software) owned by the Company are disclosed in the Disclosure Letter.

26.4 A brief description of all material licences, sub-licences or assignments granted to or by the Company in respect of Intellectual Property used by the Company and Required for the Business are disclosed in the Disclosure Letter. Where any licence or sub-licence is subject to any limit as to time or other limitation, right of termination or restriction the nature and extent of this is clearly set out.

26.5 Except as required to be disclosed pursuant to paragraph 26.4 the Company is not obliged to grant any licence, sub-licence or assignment in respect of any Intellectual Property owned or otherwise Required for the Business of the Company.

26.6 So far as the Warrantors are aware neither the Company nor any other party thereto is in breach of any licence in respect of any Intellectual Property and no licence is subject to any right of termination as a result of the transactions contemplated by this Agreement.

26.7 So far as the Warrantors are aware there is no, nor has there been any, unauthorised use or infringement by any person of any Intellectual Property or confidential Business Information owned or used in the Business.

26.8 The Company has not, so far as the Warrantors are aware, infringed or made unauthorised use, of any rights of any other person's Intellectual Property or confidential Business Information.

26.9 Details of all confidentiality agreements which restrict the free use or disclosure of any Business Information Required for the Business of the Company are disclosed in the Disclosure Letter.

26.10 Save subject to express obligations of confidentiality, the Company has not disclosed nor is it obliged to disclose any confidential Business Information relating to the business of the Company to any third party.

26.11 All rights in all material Intellectual Property and confidential Business Information owned or otherwise Required for the Business of the Company are vested in or validly licensed to the Company and are not subject to any limit as to time or any other underlying ownership or control of the Company save as set out in accordance with paragraph 26.4.

26.12 A list of all Information Technology Required for the Business of the Company and used by the Company under licenses are disclosed or attached to the Disclosure Letter.

26.13 The Information Technology is owned by or licensed to the Company and is adequate for the present needs of the Company and does so far as the Warrantors are aware not infringe any Intellectual Property of any other rights of any third party.

26.14      [No paragraph 26.14.]

26.15 None of the Company's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process where computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

26.16 All software required for the Business and which is not the subject of a licence from a third party was either;

           26.16.1 written or created by the employees of the Company in the ordinary course of their duties; or

           26.16.2 written for the Company by a third party invoiced and paid for by the Company and all Intellectual Property
                    Rights in such software are vested in the Company.

26.17 So far as the Warrantors are aware no computer software Required for the Business is or has been affected by any virus or other extraneously induced malfunction or contamination in the two year period prior to Completion and the Company operates reasonable controls to avoid all such infections or contamination.

26.18 All computer systems, excluding Computer software, used in the Business of the Company are owned and operated by and are under the control of the Company and, so far as the Warrantors are aware, are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Company. Immediately following Completion, no action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

26.19 So far as the Warrantors are aware it is not necessary to incur any further material expenditure on the modification, development, expansion or (save for replacement in the normal course of business) replacement of the computer software required for the business of the Company in the context of its current activities and their scope thereof. The Company has not received any report from any consultant or third party recommending the incurring of such expenditure.

26.20 The Company has, if required to do so under the Data Protection Act 1984, duly registered as a data user and has complied with the Data Protection Principles as set out in that Act.

27.        Competition and Trade Regulation Law
           ------------------------------------

27.1       The Company is not and has not been a party to which:-

           27.1.1  has been or is required to be registered under the RTPA 1976;
                   or

           27.1.2 contravenes the provisions of the Resale Prices Act 1976 or any secondary legislation adopted under the Fair Trading Act 1973.

27.2 So far as the Warrantors are aware the Company is not in breach of any antitrust or similar legislation in any jurisdiction in which it carries on business or where its activities may have effect.

28.        Insurances
           ----------

28.1 The Company has maintained adequate insurance cover against risks normally insured against by companies carrying on a similar business, and in particular has maintained all insurance required by statute and adequate product liability and has insured its assets against those risks to their full replacement or reinstatement value.

28.2 Full details of the insurance policies in respect of which the Company has an interest have been disclosed in writing to the Purchaser, and so far as the Warrantors are aware all such policies are in full force and effect and so far as the Warrantors are aware are not void or voidable, no claims are outstanding and so far as the Warrantors are aware no event has occurred which might give rise to any claim.

29.        Employment
           ----------

29.1 A list of the names, jobs and short details of the terms of employment of every employee of the Company and the years of continuous service of that employee are set out in the Disclosure Letter.

29.2 Full particulars of the terms of all consultancy agreements with the Company are contained in the Disclosure Letter.

29.3 Any contract of employment with any director or employee to which the Company is a party can be terminated by the employing company without damages or compensation (other than that payable by statute) by giving at any time not more than three months' notice.

29.4 No employee of the Company has given notice terminating his contract of employment or is under notice of dismissal and no amount due to or in respect of any such employee or former employee of the Company is in arrears and unpaid other than his salary for the month current at the date of this Agreement.

29.5 Since the Accounts Date, no change has been made in the emoluments or other terms of engagement of any employee of the Company, and no such change, and no negotiation or request for such a change, is due or expected within six months from the date of this Agreement.

29.6 There is no dispute between the Company and any trade union or other organisation formed for a similar purpose existing, pending or threatened and there is no collective bargaining agreement or other arrangement (whether binding or not) to which the Company is a party.

29.7 With the exception of PAYE and national insurance contributions in respect of the month current at Completion, the Company does not have outstanding any undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement of personnel by the Company.

29.8 So far as the Warrantors are aware the Company has at all relevant times complied with all relevant United Kingdom statutory obligations concerning the health and safety at work of its employees, and there are no claims (or so far as the Vendors are aware) threatened or pending by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

30.        Pensions
           --------

30.1 The Company has not prior to Completion been a party to or participated in or contributed to, any scheme, arrangement or agreement (whether or not legally enforceable and whether or not established in the United Kingdom) for the provision or retirement/death/disability benefit or otherwise to provide "relevant benefits" within the meaning of ICTA 1988 Section 612(1) and the Company is not under any obligation (whether or not legally enforceable) to pay or provide retirement/death/disability benefit or other relevant benefits as aforesaid in respect of any person whether or not through an established trust scheme or arrangement or otherwise.

31.        The Environment
           ---------------

31.1.1 So far as the Warrantors are aware the Company has complied at all times and in all material respects with Environmental Law so far as the Warrantors are aware and there are and have been no acts or omission of the Company in relation to Environmental Matters which could give rise to fines, penalties, losses, damages, costs, expenses or liabilities.

31.1.2 No Environmental Matters exist at or about the Business Property which could give rise to any fines, penalties, losses, damages, costs, expenses or liabilities. So far as the Warrantors are aware, no such matters are likely to arise.

31.1.3 So far as the Warrantors are aware there are no landfill sites, underground storage tanks, leaking, unsafe, un-contained or unlined storage treatment or disposal areas for Hazardous Materials or Waste within 250 metres of the Business Property.

31.1.4 So far as the Warrantors are aware the Business Property has not been polluted or contaminated or has been used for any purpose which has during the period of the Company's occupation resulted in pollution or contamination.

31.1.5 So far as the Warrantors are aware the Company is not nor has it been involved in any litigation, proceedings, claim or complaint by any person under Environmental Laws and, so far as the Warrantors are aware none is threatened and, so far as the Vendors are aware, none is likely to arise.

31.1.6 So far as the Warrantors are aware there has been no transfer to any person or disposal of Hazardous Materials or Waste by or on behalf of the Company which could give rise to fines, penalties, losses, damages, costs, expenses or liabilities in respect of the Company.

31.1.7 So far as the Warrantors are aware the Company does not have any liability to any person in respect of Environmental Matters under any contract or other agreement relating to the sale or other disposal or grant of any interest in any shares, land or other asset.

32.        The Accounts and Tax
           --------------------

32.1 The Company does not have any liability in respect of Taxation for which there is no proper provision, reserve or note in the Accounts and, in particular, has no outstanding liability for:-

32.1.1 Taxation in any part of the world assessable or payable by reference to profits, gains, income or distribution earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period starting before the Accounts Date; or

32.1.2 purchase, value added, sales or other similar tax in any part of the world referrable to transactions effected on or before the Accounts Date.

32.2 The amount of the provision for deferred Taxation in the Accounts was, at the Accounts Date, adequate and in accordance with accountancy practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by the Company and, in particular, was in accordance with SSAP 15 (or any replacement of it instituted by the Accounting Standards Board).

33.        Tax Events Since the Accounts Date
           ----------------------------------
           Since the Accounts Date:-

33.1 the Company has not declared, made or paid any distribution within the meaning of Chapter II of Part IV ICTA 1988;

33.2       no accounting period of the Company has ended;

33.3 there has been no disposal of any asset (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) by the Company in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for Tax purposes;

33.4 no event has occurred which will give rise to a Tax Liability of the Company calculated by reference to deemed (as oppose to actual) income, profits or gains or which will result in the Company becoming liable to pay or bear a Tax Liability or primarily chargeable against or attributable to a person, firm or company other than the Company;

33.5 no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

33.6 the Company has not made any payment or incurred any obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax, or be deductible as a management expense for an investment company in an aggregate amount exceeding 10,000 pounds.

33.7 the Company has not been a party to any transaction for which any Tax clearance provided for by statute has been or could have been obtained;

33.8 the Company has not paid or become liable to pay any interest or penalty in connection with any Tax, has otherwise paid any Tax after its due date for payment or owes any Tax the due date for payment of which has passed.

34.        Tax Returns, Disputes, Records and Claims, etc.
           -----------------------------------------------

34.1 The Company has in all material respects within the applicable time limits made or caused to be made all proper returns required to be made, and has supplied or caused to be supplied all information required to be supplied, to any revenue authority including the Inland Revenue and H M Customs and Excise.

34.2 There is no dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with any revenue authority regarding liability or potential liability to any Tax or duty (including in each case penalties or interest) recoverable from the Company and, so far as the Warrantors are aware, there are no circumstances which make it likely that any such dispute or disagreement will commence.

34.3 The Company has sufficient records relating to past events, including any elections made, to calculate the Tax liability or relief which would arise on any disposal or on the realisation of any asset at the Accounts Date by the Company or acquired by the Company since that date but before Completion.

34.4 The Company has duly submitted all claims, disclaimers, elections, surrenders and application which have been assumed to have been made for the purposes of the Accounts.

34.5 The amount of Tax chargeable on the Company during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any revenue authority, including (but without limitation) the Inland Revenue or H M Customs and Excise.

34.6 The Company has not received any notice from any revenue authority, including the Inland Revenue, which required or will or may require the Company to withhold Tax from any payment made since the Accounts Date or which will or may be made after the date of this Agreement.

35.        Stamp Duty and Stamp Duty Reserve Tax
           -------------------------------------

35.1 All documents which are required to be stamped and which are in the possession of the Company by virtue of which the Company has title to any property have been duly stamped.

35.2 Since the Accounts Date the Company has not incurred any liability to stamp duty reserve tax.

36.        Value Added Tax
           ---------------

36.1 The Company is registered for the purpose of VATA 1994 and has in all material respects made, given, obtained and kept full, complete, correct and up-to-date records, invoices and other documents appropriate or required for those purposes and is not in arrears with any payment or returns due and has not been required by the Commissioners of H M Customs and Excise to give security under paragraph 4 of Schedule 11 VATA 1994.

36.2 The Company has not since the date 12 months before the Accounts Date been in default in respect of any prescribed accounting period as mentioned in Section 59 of Section 59A VATA 1994.

36.3 Full details of any claim for bad debt relief under Section 36 VATA 1994 made by the Company have been disclosed in writing to the Purchaser.

36.4 The Company has not made an election to waive exemption in relation to any land in accordance with paragraph 2 of Schedule 10 VATA 1994.

36.5 The Disclosure Letter contains full details of any assets of the Company to which the provisions of Part XV Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply and in particular:

           36.5.1 the identity (including, in the case of leasehold property, the term of years) the date of acquisition and cost of the asset; and

           36.5.2 the proportion of input tax for which credit has been claimed (either provisionally or finally in a tax year and stating which).

37.        Duties, etc.
           ------------

           All value added tax, import duty and other taxes or charges payable upon the importation of goods and all excise duties payable to H M Customs and Excise or any other customs or excise authority payable in respect of any assets (including trading stock) imported, owned or used by the Company have been paid in full.

38.        Tax on Disposal of Assets
           -------------------------

           On a disposal of all its assets by the Company for:-

38.1 in the case of assets owned by the Company at the Accounts Date, a consideration equal to the value attributed to those assets in preparing the Accounts; or

38.2 in the case of assets acquired since the Accounts Date, a consideration equal to the consideration given for their acquisition,

           then either:-

           38.2.1 in respect of assets falling within paragraph 39.1, the liability to Tax (if any) which would be incurred by the Company in respect of those assets would be equal to or less than the amount stated as deferred Taxation in the Accounts; or

           38.2.2 in respect of assets within paragraph 39.2, no tax liability would be incurred by the Company in respect of those assets.

39.        Replacement of Business Assets
           ------------------------------

           Full particulars of each claim under Section 115 or 116 CGTA 1979 or under Sections 152 or 153 TCGA 1992 made prior to the date of this Agreement to which Section 117 CGTA 1979 or Section 154 TCGA 1992 applies and which affects any asset which was owned by the Company on or after the Accounts Date (except where the held-over gain is treated as having accrued prior to the Accounts Date) have been disclosed in writing to the Purchaser.

40.        Distributions
           -------------

40.1 Since 6 April 1965, the Company has not made any repayment of share capital to which Section 210(1) ICTA 1998 applies or issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Part VI ICTA 1988.

40.2 No part of the amount payable on redemption of any share capital or security will be a distribution, as defined in ICTA 1988.

41.        Close Company
           -------------

41.1 The Company has not requested its Inspector of Taxes to proceed under paragraph 16 of Schedule 19 ICTA 1988 in relation to every accounting period ended within six years before the date of this Agreement, and to which that paragraph applies, no apportionment in respect of any such period can now be made and no such apportionment will become possible otherwise than in consequence of the cessation of any trade or business after the date of this Agreement.

41.2 The Company does not have outstanding any loan to which the provisions of section 419 ICTA 1988 would apply (loans to participators etc.).

41.3       The Company is not a close investment-holding company as defined in section 13A ICTA 1988.

42.        Non-Deductible Revenue Outgoings
           --------------------------------

           The Company is not under any obligation to make any future payment which will be prevented (whether on the grounds of being a distribution, or for any other reason) from being deductible for corporation tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income, by reason of any statutory provision, other than section 74(1)(f) ICTA 1988 (capital).

43.        Deductions and Withholdings
           ---------------------------

           The Company has made all deductions in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted.

44.        Inter-Group Transactions
           ------------------------

           The Company has not within the last six years acquired any asset from any other company which was, at the time of the acquisition, a member of the same group of companies as the Company for the purposes of corporation tax on chargeable gains.

45.        Residence
           ----------

           The country which is given in Schedule 2 as the Tax residence of the Company is the only country whose tax authorities seek to charge Tax on the worldwide profits or gains of the Company and the Company has never paid Tax on income profits or gains to any Tax authority in any other country except that mentioned in Schedule 2.

46.        Non-Arm's Length Transactions
           -----------------------------

           The Company is not a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or services or facilities or will receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or services or facilities.

47.        FORMER SHAREHOLDERS OF THE COMPANY
           ----------------------------------

           The Warrantors have disclosed to Lindsay Charlton and Lynda Charlton the maximum amount of the consideration payable by the Purchaser under this Agreement for the Shares.

                                  SCHEDULE 4
                                  ==========

                     WARRANTOR'S LIMITATIONS AND LIABILITY
                     -------------------------------------

1.         Warranties
           ----------

           Notwithstanding anything in this Agreement to the contrary, the provisions of this Schedule shall operate to limit the liability of the Warrantors only in respect of any claim by the Purchaser or the Company for (i) any breach of or inaccuracy in the Warranties and
           (ii) where specified, under the Tax Covenant.

2.         Limitations on Liability under Warranties
           -----------------------------------------

2.1        Limitation on Quantum

2.1.1      The Warrantors shall not have any liability to the Purchaser
           (whether for damages or other amounts) in respect of any claim or claims under any of the Warranties or the Tax Deed unless and until the aggregate amount of all such claims under the Warranties and the Tax Deed exceeds 50,000 pounds and once the amount of all such claims has exceeded such sum, the Warrantors shall only be liable for the excess.

2.1.2 The liability of each Warrantor under or pursuant to the Warranties or under the Tax Deed shall not in any event exceed the aggregate of:-

           (i) the aggregate nominal value of Loan Notes issued to such Warrantor; and

           (ii) the lower of the aggregate value of the Consideration Shares issued to him at the Issue Price and the cash received from the sale of the Consideration Shares issued to him and;

           (iii) if the Purchaser makes an announcement of the settlement of a claim within 1 week of the date of the settlement the lower of the value at the Issue Price of the Consideration Shares issued to him which he has not sold and their value at the close of business on the date upon which the claim is settled (but after any announcement in respect of the settlement of the claim is made) but if the Purchaser does not make such announcement the lower of the value at the Issue Price of the Consideration Shares issued to him which he has not sold and their value as at the close of business on the date upon which the claim is settled; and

           (iv) interest payable to the Warrantor under the Loan Notes issued to him.

2.2        Time Limits for Bringing Claim
           ------------------------------

           No claim shall be brought against any of the Warrantors in respect of any breach of the Warranties or the Tax Covenant unless the Purchaser shall have given to the Warrantors written notice of such claim specifying the matter which gives rise to the breach or claim, the nature of the breach or claim and a reasonable estimate of the amount claimed in respect thereof:-

           2.2.1 on or before the seventh anniversary of Completion in respect of claims relating to UK Taxation or on or before the end of the period of limitation applicable to all Taxation (which applies generally and other than in cases of fraud or negligent conduct), which is deemed for this purpose to begin at the date of Completion, in respect of claims so far as they relate to Taxation in any jurisdiction other than the UK;

           2.2.2 on or before the seventh anniversary of Completion in respect of claims relating to Environmental Matters; or

           2.2.3 on or before the second anniversary of Completion in respect of any other matters;

           and in respect of which proceedings have not been commenced (both issued and served) within nine months of the notification (unless satisfied, settled or withdrawn;

2.3        Conduct of Litigation
           ---------------------

2.3.1 Upon the Purchaser or the Company becoming aware of any claim, action or demand against it or the Company or matter likely to give rise to any of these in respect of the Warranties (other than the Tax Warranties to which Clause 8 of the Tax Covenant shall apply):-

           2.3.1.1the Purchaser shall:-

                  (a) notify the Warrantors by written notice as soon as reasonably practicable after it appears to the Purchaser that any claim of a third party received by or coming to the notice of the Purchaser may result in a claim against the Warrantors under the Warranties;

                  (b) subject to the Warrantors indemnifying the Purchaser and/or the Company to their reasonable satisfaction against any liability, costs, damages or expenses which may be incurred thereby and giving an undertaking as to confidentiality reasonably acceptable to the Purchaser, take such action and give such information and access to personnel, premises, chattels, documents and records of the Purchaser and/or the Company and their professional advisers as the Vendors' Representative may reasonably request and the Vendors' Representative shall be entitled to require the Purchaser or the Company to take such action and give such information or assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto;

                  (c) make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim or adjudication without the prior written consent of the Vendors' Representative such consent not to be unreasonably withheld or delayed.

           2.3.1.2  The Warrantors shall:-

                        (a) make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim or adjudication without the prior written consent of the Purchaser such consent not to be unreasonably withheld or delayed;

                        (b) if they shall require to have conduct of the third party litigation engage the services of legal counsel who is reasonably acceptable to the Purchaser.

2.3.2 In relation to claims to which paragraph 2.3.1 applies, notwithstanding any other provision of paragraph 2.3.1, the Purchaser shall not be required to take, permit or omit, or procure the taking, permitting or omission of, any step or action in relation to any third party claim where the Purchaser reasonably believes that the taking, permitting or omission of the relevant step or action would have a material adverse effect on any trading relationship or goodwill of the Company or the Purchaser and the failure to take, permit or omit such step or action is reasonable in the circumstances.

2.4 If the Warrantors are liable to the Purchaser under the Warranties or the Tax Deed by reason of any obligation of the Company to pay advance corporation tax or any sum recoverable from the Company as if it were advance corporation tax then the liability of the Warrantors shall be reduced and the amount payable or paid to the Purchaser in respect of that liability shall be reduced or refunded (as the case may be) when and to the extent that the relevant company obtains the benefit of a reduction in its liability to or a refund of its mainstream corporation tax by reason of the payment.

2.5 If the Warrantors are liable to the Purchaser under the Warranties or the Tax Deed in respect of an obligation of the Company to pay Taxation under the provisions of section 419 of the Taxes Act 1988 then the liability of the Warrantors shall be reduced and any amounts paid to the Purchaser in respect of that liability shall be reduced or refunded (as appropriate) when and to the extent that the relevant company is entitled to relief under section 419(4) of the Taxes Act 1988.

2.6 If the Warrantors pay to the Purchaser (or are liable to the Purchaser) for an amount in respect of a claim under the Warranties or other provisions of the Agreement or the Tax Deed and the Purchaser or the Company subsequently recovers from a third party an amount in respect of or referable to the subject matter of that claim then the Purchaser or the Company shall promptly repay to the Warrantors (or the Warrantors' liability shall be reduced by) so much of the amount paid (or payable) by the Warrantors as does not exceed the amount recovered from the third party less all costs, charges and expenses reasonably and properly incurred by the Purchaser or the Company in obtaining that payment and in recovering that amount from the third party and less Taxation or any amount in respect of Taxation paid by the Purchaser or the Company save to the extent such Taxation is recoverable or for which credit is available to the Purchaser or the Company.

2.7 The Warrantors shall not be liable under the Tax Deed to the extent that a claim arises under the Warranties or other provisions of the Agreement in respect of the same subject matter and such claim has been satisfied.

2.8 The Warrantors shall not be liable under the Warranties or other provisions of the Agreement to the extent that a claim arises under the Tax Deed in respect of the same subject matter and such claim has been satisfied.

2.9 The Warrantors shall not be liable for breach of the Warranties or under the Tax Deed if and to the extent that:-

           2.9.1 the subject matter is fully provided for or otherwise is fully taken into account or noted in the Accounts; or

           2.9.2 it arises or is increased as a result of any increase in the rates of Taxation introduced with retrospective effect after the date of this Agreement; or

           2.9.3 it arises or is increased as a result of any imposition of new Taxation or the introduction or change in any legislation or applicable law or the change in the practice of any Tax Authority introduced after the date of this Agreement; or

           2.9.4 it would not have arisen but for a transaction or other voluntary act entered into or carried out by or omissions of the Company or the Purchaser after the date of this Agreement which is otherwise than in the ordinary course of the business of the Company; or

           2.9.5 in the case of a Tax Liability, it would not have arisen but for a disclaimer by the Company after Completion of any Relief available to the Company before the date of this Deed; or

           2.9.6 it arises as a result of any change after the date of this Agreement in the accounting policy used in preparing the accounts of the Company; or

           2.9.7 it arises as a result of any change after the date of this Agreement in the date to which the Company makes up its accounts; or

           2.9.8 it occurs or arises wholly or partly out of or as a result of or in connection with:

                  2.9.8.1 any material change in the type of business of the Company carried on after the date of this Agreement;

                  2.9.8.2 the claim has been or is made good or otherwise compensated for at no expense to the Purchaser and/or any member of the Purchaser's Group and/or the Company; or

2.9.9 in respect of the Tax Warranties only, it arises as a result of an Event occurring in the ordinary course of the Company's business after Completion; or

2.9.10 it is contingent only in which case the Warrantors shall not be under any obligation to make any payment in respect thereof until such time as the contingent liability becomes an actual liability; or

2.9.11 the claim would not have arisen but for any claim or election or surrender or disclaimer made or omitted to be made or notice or consent given or omitted to be done by the Company or any member of the Purchaser's Group or the Purchaser under the provisions of any Taxation statutes after Completion in each case to the extent that the Purchaser was aware or ought reasonably to be aware of the consequences of such action or omission; or

2.9.12 in the case of a Tax Liability, any Relief arising in respect of or referable to a period ended, or by reference to an Event occurring, prior to Completion is available to the Company to reduce or eliminate such Tax Liability.

2.10 The Purchaser shall procure that the Company shall take all reasonable steps necessary to mitigate any loss in relation to any action or claim.

2.11 If, in respect of any matter which would give rise to a claim under the Warranties, the Company is entitled to claim under any policy of insurance, then a claim may nevertheless be made under the Warranties and any insurance claim made by the Company shall then reduce or extinguish (by the amount recovered) any such claim and any liability of the Warrantors and the Purchaser shall procure that the Company shall use all reasonable endeavours to procure a settlement of the insurance claim.

2.12 Claims for breach of Warranty or under the Tax Deed shall be reduced by the amount of any Relief obtained by the Company or the Purchaser by reason, directly, of the subject matter of the claim.

2.13 In this Schedule references to a liability being established shall be construed as meaning a liability which is admitted or is proven or adjudicated in legal proceedings.

2.14 For the purposes of paragraph 2.17.2, "Relevant Proportion" shall mean the proportion that the aggregate amount of the items described in paragraph 2.1.2 (i), (ii) and (iv) ("Cash") bears to the value of the Consideration Shares issued to the Warrantor which have not been sold at the close of business on the date upon which the claim is settled.

2.15 The liability of a Warrantor to the Purchaser for any claim for a breach or inaccuracy of the Warranties or for a claim under the Tax Deed ("Liability") which has been settled shall be discharged in the following way:

           2.15.1 firstly in exercise of the Buyer's rights pursuant to Clause 19.5;

           2.15.2 secondly, to the extent that the liability shall not be discharged in exercise of the Buyer's rights pursuant to Clause 19.5, by a payment in the Relevant Proportion of Cash and at the Purchaser's option:

                         (a) the transfer by the Warrantor for cancellation of such number of the

                               Consideration Shares ("Claim Shares") whose value determined in accordance with paragraph
                               2.1.2 (iii) when aggregated with the Cash sum equals the amount of the Liability; or

                         (b) payment of the proceeds of sale of Claim Shares if requested in writing by the Purchaser to sell the same; or

                         (c) if requested in writing by the Purchaser to sell the same payment of the proceeds of sale of such number of Claim Shares as the Warrantor shall not be restricted from selling and the transfer of the balance for cancellation and the aggregate amount of the payments made pursuant to either 2.15.2 (a), 2.15.2 (b) or 2.15.2 (c) shall discharge the Liability in full.

2.16 In the event that the Warrantor has insufficient Cash to make the Cash payment in the Relevant Proportion in accordance with paragraph
         2.16.2 (the amount of such shortfall being the "Deficit"), the Warrantor shall at the Purchaser's option:

         (a) transfer to the Purchaser for cancellation such number of Consideration Shares which at the closing price on the day on which the transfer takes place shall equal the Deficit ("Deficit Shares"); or

         (b) payment of the proceeds of sale of Deficit Shares if requested in writing by the Purchaser to sell the same; or

         (c) if requested in writing by the Purchaser to sell the same payment of the proceeds of sale of such number of Deficit Shares as the Warrantors shall not be restricted from selling and the transfer of the balance for cancellation and the aggregate amount of the payments made pursuant to either 2.16
         (a), 2.16 (b) or 2.16 (c) shall discharge the Liability in full.

2.17 The expression "settled" shall have the meaning ascribed to it in Clause 19.

2.18 Any amount paid by the Warrantors pursuant to the Warranties or the Tax Deed shall be by way of a reduction in and refund of the Consideration and the Additional Consideration.

                                  SCHEDULE 5
                                  ==========

                               BUSINESS PROPERTY
                               -----------------

Address of Property   Date of Lease   Parties                      Term                     Rent
Second Floor          12/12/97        The Girdlers Livery Co (1)   From 25/12/97            28,200 pounds
1 Benjamin Street                     The Company (2)              to 25/12/2002 (rising)   p.a.x.
London EC1

                                  SCHEDULE 6
                                  ==========

                                  ADJUSTMENTS
                                  -----------

The cost of the following items shall be added back into the Earn-Out Accounts for the purposes of calculating Net Profits:-

1. the cost to the Division of the development of "MediaTrax" (ongoing costs of the Division attributable to "MediaTrax" shall be agreed between the Purchaser and SM);

2. to the extent deducted in the computation of the Net Profits all costs associated with the transactions contemplated by this Agreement and of merging or integrating the Company in the Division;

3. to the extent deducted in the computation of the Net Profits the costs of and the costs (including legal) associated with the termination of the employment of any employees of the Division as a result of or as a consequence of the transactions contemplated by this Agreement;

4. any costs, losses or expenses associated with or in connection with the Purchaser's lease of the first floor offices, 14 Soho Square, London W1;

5. any material research and/or development expenditure incurred by the Division without the approval of SM;

6. any capital expenditure in relation to the Division in excess of 10,000 pounds incurred without the approval of SM;

7. any remuneration or expenses paid to any person other than as proper remuneration for work done or services provided or for a proper reimbursement for expenses incurred in connection with the business of the Division;

8. the cost of options to subscribe for Shares granted by the Purchaser prior to Completion where such costs are required to be taken into account in computing the Net Profits.

                                  SCHEDULE 7
                                  ==========

          LIMITATIONS ON ADJUSTMENT TO THE EARN OUT IF BREACH OF THE
          ----------------------------------------------------------
                            PURCHASER'S WARRANTIES
                            ----------------------

1. Notwithstanding anything in this Agreement to the contrary the provisions of this Schedule shall operate to limit any adjustment to the Net Profits and/or the Revenue in respect of any claim by the Vendors for any breach of or inaccuracy in the Purchaser's Warranties.

2. In the event of a breach of any of the Purchaser's Warranties, subject to paragraph 7 the only recourse or remedy of the Vendors is to add back to the Revenue and/or the Net Profits the effect (if any) of the breach on the Revenue and/or Net Profits in accordance with this Schedule.

3. The Vendors shall not be entitled to make any claims under any of the Purchaser's Warranties unless and until the aggregate amount of all such claims exceeds 50,000 pounds and once the amount of all such claims has exceeded such sum the Vendors shall only be entitled to claim the excess.

4. The total aggregate amount which may be claimed by the Vendors under or pursuant to the Purchaser's Warranties (including costs and interest) shall not in any event exceed 2,400,000 pounds.

5. No claim shall be brought against the Purchaser in respect of any breach of the Purchaser's Warranties unless the Vendors shall have given to the Purchaser written notice of such claim (specifying the matter which gives rise to the breach, the nature of the breach and a reasonable estimate of the effect thereof (if any) upon the Revenue and/or Net Profits for the relevant year or years) on or before the second anniversary of Completion and in respect of which proceedings have not been commenced (both issued and served) within 9 months of the notification (unless satisfied, settled or withdrawn).

6. If any claim under or pursuant to the Purchaser's Warranties ("Vendors' Claim") shall not have been "settled" (which shall have the meaning ascribed thereto in Clause 19.4) prior to the date when the First Additional Consideration or the Second Additional Consideration or the Third Additional Consideration shall have been agreed or determined in accordance with the provisions of Clause 4 the Purchaser shall pay to the Vendors within 15 Business Days after it shall have been settled an amount equal to the Additional Consideration to which the Vendors are entitled after adding back the effect, if any, of the Vendors' Claim less the Additional Consideration actually paid to the Vendors.

7. In addition to a Vendor's Claim which has been settled, save to the extent they are taken into account in the settlement, the Purchaser shall pay:-

         7.1 the Vendor's reasonable legal costs and disbursements incurred in connection with the Vendor's Claim; and

         7.2 interest at the judgement rate from the date when the Additional Consideration was paid until the date when payment is made pursuant to paragraph 6.

Signed by /s/ David Davis.....................................
duly authorised for and on behalf of
MEDIALINK WORLDWIDE INCORPORATED
in the presence of:-


Signed by ......./s/ Stuart Maister...........................
STUART MAISTER
in the presence of:-

Witness: Name   /s/ S.M. Alais

Address

Occupation

Signed by ..../s/ Alan Greenberg..............................
ALAN MANUEL GREENBERG
in the presence of:-

Witness: Name   /s/ S.M. Alais

Address

Occupation

Signed by ...../s/ Julie Maister..............................
JULIE MAISTER
in the presence of:-

Witness: Name   /s/ S.M. Alais

Address

Occupation

Signed by ../s/ Janie Greenberg................................
JANIE  GREENBERG
in the presence of:-

Witness: Name  /s/ S.M. Alais

Address

Occupation

Signed by .../s/ Millie Maister................................

MILLIE MAISTER
in the presence of:-
Witness: Name   /s/ S.M. Alais

Address

Occupation

Signed by /s/ William Parish....................................
WILLIAM PARISH
in the presence of:-

Witness: Name  s/s S.M. Alais

Address

Occupation

Signed by .../s/ Villem Greenberg................................
[VILLEM] GREENBERG
in the presence of:-

Witness: Name  /s/ S.M. Alais

Address

Occupation

Signed by .../s/ Elaine Stern...............................
ELAINE MARGARET STERN
in the presence of:-

Witness: Name  /s/ Hanif Natalwala

Address

Occupation

Signed by .../s/ Nicholas Davis............................
NICHOLAS DAVIS
in the presence of:-

Witness: Name /s/ Hanif Natalwala

Address

Occupation